Filed Pursuant to Rule 424(b)(5)
File No. 333-178484

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Supplement To Prospectus dated February 14, 2012

SUBJECT TO COMPLETION, DATED JUNE 13, 2012

Up to 200,000 Units offered at $         per Unit

Each Unit Comprised of

1 Share of Series A1 8% Cumulative Preferred Stock

1 Class A Warrant to Purchase 1 Share of common stock and

1 Class B Warrant to Purchase 1 Share of common stock

             Shares of common stock underlying the Warrants and issuable upon conversion of the Series A1

Preferred Stock

This prospectus supplement relates to the issuance and sale of up to 200,000 units, which we refer to in this prospectus supplement as Units. Each Unit is offered at $             per share and is comprised of one (1) share of our Series A1 8% Cumulative Preferred Stock, with a liquidation preference of $17.50 per share, or the Series A1 Preferred Stock. In addition, each Unit is also comprised of one (1) Class A Warrant to purchase one (1) share of our common stock, no par value per share, at an exercise price of $5.55 per share of common stock, which we refer to in this prospectus supplement as the Class A Warrants. Each Unit further is comprised of one (1) Class B Warrant to purchase one (1) share of our common stock at an exercise price of $10.00 per share of common stock, which we refer to in this prospectus supplement as the Class B Warrants. We are also registering              shares of common stock underlying the Warrants and that are issuable upon conversion of the Series A1 Preferred Stock. Our common stock is currently traded on the NASDAQ Capital Market under the symbol “ROYL.” All costs associated with this offering will be borne by us.

Each Class A Warrant is immediately exercisable and will expire three (3) years from its issuance date. We are able to force the exercise of the Class A Warrants one (1) year following the date of issuance if the average price of our common stock over the immediately preceding ten (10) trading days is equal to or greater than $7.50 per share. Each Class B Warrant is immediately exercisable and will expire five (5) years from its issuance date. We are able to force the exercise of the Class B Warrants one (1) year following the date of issuance if the average price of our common stock over the immediately preceding ten (10) trading days is equal to or greater than $15.00 per share. We refer to the Class A Warrants and the Class B Warrants in this prospectus supplement collectively as the Warrants. There is no established public trading market for the Warrants nor do we expect one to develop. We do not intend to list the Warrants on any market or exchange.

The offering of Series A1 Preferred Stock contemplated by this prospectus supplement is the first issuance of shares of this Series A1 by us. Our articles of incorporation, as amended, authorizes us to issue up to 10,000,000 shares of preferred stock in one or more series on terms that may be determined at the time of issuance by our board of directors. Of that amount, currently 147,500 shares of our Series AA Convertible Preferred Stock, or the Series AA Preferred Stock, are authorized, of which 52,784 shares are outstanding. There currently is no public market for our Series A1 Preferred Stock. Subject to issuance and registration, we anticipate that our Series A1 Preferred Stock will be approved for listing on the NASDAQ Capital Market under the symbol “ROYL.PR.A” assuming that we sell a sufficient number of shares of Series A1 Preferred Stock to satisfy the minimum listing requirements. In order to list, the NASDAQ Capital Market requires, among other listing requirements, that at least 200,000 shares of Series A1 Preferred Stock be outstanding and publicly held by at least 100 round lot shareholders.

C. K. Cooper & Company, Inc., or CKCC, is acting as our underwriter in this public offering on a best-efforts basis, for which we have agreed to pay CKCC cash commissions equal to 7.5% of the gross proceeds received by us, if any, in this public offering. This offering is not contingent upon the occurrence of any event or the sale of a minimum or maximum number of shares. Please see “Underwriting” beginning on page S-25 of this prospectus supplement for more information regarding our arrangements with CKCC.

If we sell all 200,000 Units that we are offering pursuant to this prospectus supplement, we will receive a maximum of $         in gross proceeds and $         in net proceeds, after deducting the underwriting commissions and estimated offering expenses payable by us. However, because this is a best-efforts, no minimum offering, CKCC does not have an obligation to purchase any shares and, as a result, there is a possibility that we may not receive any proceeds from this offering. See “Use of Proceeds” on page S-23 of this prospectus supplement for more information on how we intend to use the proceeds of this offering, if any.

We expect that the Series A1 Preferred Stock as part of the Units will be ready for delivery in book-entry form through The Depositary Trust Company on or about                     , 2012. We will also deliver the Warrants as part of the Units in book-entry from through our transfer agent, American Stock Transfer & Trust Co., at the same time as the delivery of the Series A1 Preferred Stock.

Investing in our securities involves risks. Risks associated with any investment in our securities are described in “Risk Factors” beginning on page S-10 of this prospectus supplement and in certain of our filings with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Sole Book Running Manager

The date of this prospectus supplement is June     , 2012.

Prospectus Supplement

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone, and the underwriter has not authorized anyone, to give you information different from that contained in this prospectus supplement and the accompanying prospectus or such incorporated documents. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and accompanying prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only, regardless of when this prospectus supplement is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

About This Prospectus Supplement

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell certain of our securities up to an aggregate amount of $100,000,000 in one or more offerings. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. Thus, this document is comprised of two parts. The first part is the prospectus supplement, which describes the terms of this offering of Units and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying base prospectus, which provides more general information about us and the securities we may offer from time to time under our shelf registration statement. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus. You should read carefully both this prospectus supplement and the accompanying prospectus, as both include important information about us, our securities and other information you should know before investing. If information varies between the prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should also read and consider the information in the documents we have referred you to in “Where You Can Find More Information” on page S-51 of this prospectus supplement.

As used in this prospectus supplement and accompanying prospectus, “we,” “us,” “our,” or “our company” refers to Royale Energy, Inc.

S-i

This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference includes trademarks, service marks, and trade names owned by us or others. All trademarks, service marks, and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.

The industry and market data contained or incorporated by reference in this prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We are including the following cautionary statement in this prospectus to make applicable and take advantage of the safe harbor provisions established by the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us or on our behalf. We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus supplement, the accompanying prospectus and other filings with the SEC, reports to our shareholders and news releases. Forward looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,”, “could,” “potential,” “predict,” “will,” “would,” as well as variations of such words and similar expressions are intended to identify such forward-looking statements. Certain statements contained herein are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in good faith forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. Accordingly, these statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Thus, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements.

The factors that could cause actual results to differ include, but are not limited to, those risks that are outlined under the Risk Factors section contained in this prospectus supplement and the accompanying prospectus, as well as those risks that are disclosed in our periodic reports filed with the SEC pursuant the Exchange Act. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements.

Any forward-looking statement contained in this document speaks only as of the date on which the statement is made. Except as required by law, we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Terms of the Offering

The following is a summary of certain terms of this offering and does not purport to be complete. For a more complete description of the terms of the Series A1 Preferred Stock and Warrants issued as Units in this offering, see “Description of Securities in the Offering” beginning on page S-28 of this prospectus supplement and “Description of Common Stock” and “Description of Preferred Stock” beginning on page 8 of the accompanying prospectus.

Issuer	Royale Energy, Inc., a California corporation.

Securities Offered	200,000 Units, with each Unit comprised of one share of Series A1 Preferred Stock; one Class A Warrant to purchase one share of our common stock; and one Class B Warrant to purchase one share of our Common stock. We refer to the Class A Warrants and the Class B Warrants collectively in this prospectus supplement as the Warrants. We are also registering shares of our common stock underlying the Warrants and the Series A1 Preferred Stock upon conversion following certain events.

Offering Price	$ per Unit.

Series A1 Preferred Stock outstanding before this offering	None

Series A1 Preferred Stock outstanding after this offering	200,000 shares assuming all Units offered have been issued and sold.

Common stock outstanding before this offering	11,110,170(1)

Common stock outstanding after this offering, assuming all Warrants are exercised but excluding the conversion of the Series A1 Preferred Stock	(1)

Use of proceeds	We estimate that, in the event that all 200,000 Units offered hereunder are sold at $ per Unit, our proceeds from this offering will be approximately $ million, before deducting the sales commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the securities offered by us under this prospectus supplement for general corporate purposes, which may include without limitation, debt repayment, and capital expenditures on oil and gas properties. Pending any specific application, we may initially invest funds in short-term marketable securities. See “Use of Proceeds” on page S-23 of this prospectus supplement for more information.

Best efforts

Our underwriter is selling the Units on a “best-efforts” basis and is not required to sell any specific number or dollar amount of Units, but will use its best efforts to sell the Units offered in this prospectus supplement. However, one of the conditions to our obligation to sell any of the Units through the underwriter is that, upon the closing of the offering, the shares of Series A1 Preferred Stock in the Units would qualify for listing on the NASDAQ Capital Market. In order to list, the NASDAQ Capital Market requires that at least 200,000 shares of Series A1 Preferred Stock be outstanding and the shares must be held in the aggregate by at least 100 round lot shareholders holding an aggregate of at least $3,500,000 in shares.

Dividends	Holders of the Series A1 Preferred Stock will be entitled to receive, when and as declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends on the Series A1 Preferred Stock at a rate of 8.0% per annum of the $17.50 liquidation preference per share (equivalent to $1.40 per annum per share). However, under certain conditions relating to our non-payment of dividends on the Series A1 Preferred Stock or if the Series A1 Preferred Stock is no longer listed on a national exchange, the dividend rate on the Series A1 Preferred Stock may increase to 10.0% per annum, which we refer to as the “Penalty Rate.” Dividends will generally be payable monthly in arrears on the last day of each calendar month.

Dividends on the Series A1 Preferred Stock will accrue regardless of whether:

•	the terms of our senior shares (as defined below) or our agreements, including our credit facilities, at any time prohibit the current payment of dividends;

•	we have earnings;

•	there are funds legally available for the payment of such dividends; or

•	such dividends are declared by our board of directors.

All payments of dividends made to the holders of Series A1 Preferred Stock will be credited against the previously accrued dividends on such shares of Series A1 Preferred Stock. We will credit any dividends paid on the Series A1 Preferred Stock first to the earliest accrued and unpaid dividend due.

Penalties as a result of our failure to maintain a listing on a national exchange	Once the Series A1 Preferred Stock becomes eligible for listing, if we fail to maintain a listing of the Series A1 Preferred Stock on the New York Stock Exchange, the NYSE Amex, or The NASDAQ Global, Global Select, or Capital Market, or a comparable national exchange (each a “national exchange”), for 180 consecutive days, then (i) the annual dividend rate on the Series A1 Preferred Stock will be increased to the Penalty Rate on the 181st day, and (ii) the holders of Series A1 Preferred Stock, voting separately as a class with holders of all other series of parity preferred shares upon which like voting rights have been conferred and are exercisable, will have the right to appoint two observers to our board of directors in addition to those directors then serving on the board of directors. Such increased dividend rate and director service will continue for so long the Series A1 Preferred Stock is not listed on a national exchange.

Penalties as a result of failure to pay dividends	If, at any time, there is a dividend default because cash dividends on the outstanding Series A1 Preferred Stock are accrued but not paid in full for any monthly dividend period within a quarterly period for four consecutive quarterly periods or for a total of four non-consecutive quarterly periods within any sixteen consecutive quarterly periods, then, until we have paid all accumulated and unpaid dividends on the shares of our Series A1 Preferred Stock in full: (i) the annual dividend rate on the Series A1 Preferred Stock will be increased to the Penalty Rate commencing on the first day after the dividend payment date on which such dividend default occurs, (ii) if we do not pay dividends in cash, dividends on the Series A1 Preferred Stock, including all accrued but unpaid dividends, will be paid either (a) if our common stock is then listed on a national exchange, in the form of fully-tradable registered common stock of our company (based on the weighted average daily trading price for the 10 business day period ending on the business day immediately preceding the payment) and cash in lieu of any fractional share, or (b) if our common stock is not then listed on a national exchange, in the form of additional shares of Series A1 Preferred Stock with a liquidation value equal to the amount of the dividend and cash in lieu of any fractional share, and (iii) the holders of Series A1 Preferred Stock, voting separately as a class with holders of all other series of parity preferred shares upon which like voting rights have been conferred and are exercisable, will have the right to appoint two observers to our board of directors until we have paid all dividends on the shares of our Series A1 Preferred Stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full. Once we have paid all accumulated and unpaid dividends in full and have paid cash dividends at the Penalty Rate in full for an additional two consecutive quarters the dividend rate will be restored to the stated rate and the foregoing provisions will not be applicable unless we again fail to pay a monthly dividend during any future quarter.

Optional redemption	We may not redeem the Series A1 Preferred Stock prior to June 30, 2015, except pursuant to the special redemption upon a Change of Ownership or Control discussed below. On and after June 30, 2015, we may redeem the Series A1 Preferred Stock for cash at our option, from time to time, in whole or in part, at a redemption price of $17.50 per share, plus accrued and unpaid dividends (whether or not earned or declared) to the redemption date.

Special redemption upon Change of Ownership or Control

Upon the occurrence of a Change of Ownership or Control, we will have the option upon written notice mailed by us, not less than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Series A1 Preferred Shares to be redeemed, to redeem the Series A1 Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Ownership or Control occurred, for cash equal to $17.50 per share plus accrued and unpaid dividends (whether or not earned or declared), if any, to, but not including, the redemption date. If, prior to the Change of Control

Conversion Date (as defined below under “Conversion Rights”), we have provided notice of our election to redeem some or all of the shares of Series A1 Preferred Stock (whether pursuant to our optional redemption right described above or this special redemption right upon Change of Ownership or Control), the holders of Series A1 Preferred Stock will not have the conversion right described below under “—Conversion Rights” with respect to the shares of Series A1 Preferred Stock called for redemption. Please see the section entitled “Series A1 Preferred Stock—Redemption” beginning on page S-31 of this prospectus supplement.

A “Change of Control” shall be deemed to have occurred on the date (i) that a “person,” “group” or “entity” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of our total voting stock; (ii) that we sell, transfer, or otherwise dispose of all or substantially all of our assets; or (iii) of the consummation of a merger or share exchange of us with another entity where our shareholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, securities representing 50% or more of the outstanding voting stock of the entity issuing cash or securities in the merger or share exchange (without consideration of the rights of any class of stock to elect directors by a separate group vote), or where members of our board of directors immediately prior to the merger or share exchange would not, immediately after the merger or share exchange, constitute a majority of the board of directors of the entity issuing cash or securities in the merger or share exchange.

No maturity or mandatory redemption	The Series A1 Preferred Stock does not have any stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions except for redemption at our option (or the option of the acquiring entity) under some circumstances upon a Change of Ownership or Control, as described above, or after June 30, 2015.

Ranking

The Series A1 Preferred Stock will rank: (i) senior to our common stock and any other equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank junior to such Series A1 Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “junior shares”, (ii) equal to any shares of equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank on par with such Series A1 Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “parity shares”, (iii) junior as to liquidation rights to our existing Series AA Preferred Stock, which has been fully issued, (iv) junior to all other equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to such Series A1 Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least the majority of the outstanding shares of Series A1 Preferred Stock), referred to, together with the Series A1 Preferred Stock, as “senior shares”, and (v) junior to all our existing and future indebtedness.

Liquidation preference	If we liquidate, dissolve or wind up our operations, the holders of our Series A1 Preferred Stock will have the right to receive $17.50 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our common stock and any other of our junior shares. The rights of the holders of the Series A1 Preferred Stock to receive the liquidation preference will be subject to the proportionate rights of holders of each other future series or class of parity shares and subordinate to the rights of senior shares, including the Series A1 Preferred Stock.

Voting rights	Holders of the Series A1 Preferred Stock will generally only be entitled to vote on certain acquisitions and share exchange transactions and changes that would be materially adverse to the rights of holders of Series A1 Preferred Stock. However, if cash dividends on any outstanding Series A1 Preferred Stock have not been paid in full for any monthly dividend period for any four consecutive or non-consecutive quarterly periods, or if we fail to maintain the listing of the Series A1 Preferred Stock on a national exchange for at least 180 consecutive days after the Series A1 Preferred Stock becomes eligible for listing on a national exchange, the holders of the Series A1 Preferred Stock, voting separately as a class with holders of all other series of parity shares upon which like voting rights have been conferred and are exercisable, will have the right to appoint two observers to our board of directors until such time as the Series A1 Preferred Stock becomes listed on a national exchange or the dividend arrearage is eliminated. If we have cumulatively failed to pay dividends on the Series A1 Preferred Stock for eight quarterly periods, whether consecutive or not, the holders of the Series A1 Preferred Stock, voting separately as a class with holders of all other series of parity shares upon which like voting rights have been conferred and are exercisable, shall have the right to elect a majority of our board of directors until all such dividends on the Series A1 Preferred Stock in arrears are paid in full.

Material U.S. federal income tax consequences

The material U.S. federal income tax consequences of purchasing, owning and disposing of Series A1 Preferred Stock and the Warrants are described in “Material U.S. Federal Income Tax Consequences” beginning on page S-41 of this prospectus supplement. You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning our Series A1 Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign, or other taxing jurisdiction.

Listing, market for Series A1 Preferred Stock	We anticipate our Series A1 Preferred Stock will be approved for listing on the NASDAQ Capital Market under the symbol “ROYL.PR.A” assuming that we sell a sufficient number of shares of Series A1 Preferred Stock and otherwise satisfy the listing requirements. Our common stock is already listed on the NASDAQ Capital Market under the symbol “ROYL.”

Form	The Series A1 Preferred Stock as part of the Units will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company & Clearing Corporation, except under limited circumstances. The Warrants will also be issued in book-entry form through our Warrant Agent, American Stock Transfer & Trust Co.

Conversion rights	Upon the occurrence of a Change of Ownership or Control, each holder of Series A1 Preferred Stock will have the right, subject to our election, to cause us to redeem the Series A1 Preferred Stock in whole or part, as described above under “—Optional redemption” or “—Special redemption upon Change of Ownership or Control,” prior to the Change of Control Conversion Date, or to convert some or all of the Series A1 Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A1 Preferred Stock equal to the quotient obtained by dividing (A) the sum of (x) the $17.50 per share liquidation preference plus (y) the amount of any accumulated and unpaid dividends to, but not including, the change of control date (unless the change of control date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for such accumulated and unpaid dividends will be included in such sum) by (B) the consideration per share of our common stock paid in the Change of Ownership or Control; on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

For definitions of “Change of Control Conversion Right,” and “Change of Control Conversion Date” and a description of certain adjustments and provisions for the receipt of alternative consideration that may be applicable to the conversion of Series A1 Preferred Stock in the event of a Change of Ownership or Control, and for other important information, please see the section entitled “Series A1 Preferred Stock—Conversion Rights.”

Risk factors

Investing in the Units involves certain risks. You should carefully consider the information set forth in the section of this prospectus supplement titled “Risk Factors,” our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2011, and the other information included in or incorporated by reference in this prospectus supplement and accompanying prospectus before deciding whether to invest in our Units.

(1)	The number of shares of common stock outstanding before this offering is based on 11,110,170 shares outstanding as of June 8, 2012, and does not include, as of that date, (1) 346,308 shares issuable upon the exercise of outstanding stock options issued with a weighted-average exercise price of $3.25 per share, and (2) 809,689 shares issuable on the exercise of outstanding warrants issued to investors with a weighted-average exercise price of $2.14 per share.

Business Overview

We are an independent oil and natural gas producer. We produce and sell natural gas and oil, acquire oil and gas lease interests and proved reserves, drill both exploratory and development wells, and sell fractional working interests in wells we intend to drill or participate in drilling. We own wells and leases located mainly in the Sacramento Basin and San Joaquin Basin in California. Our principal executive office is located at 7676 Hazard Center Drive, 15th Floor, San Diego, California 92108 (telephone 619-881-2800).

Risk Factors

Please carefully consider the following risk factors before deciding to purchase our Units and invest in our Series A1 Preferred Stock and Warrants.

Risks Related to our Business and Industry

We depend on market conditions and prices in the oil and gas industry.

Our success depends heavily upon our ability to market oil and gas production at favorable prices. In recent decades, there have been both periods of worldwide overproduction and underproduction of hydrocarbons and periods of increased and relaxed energy conservation efforts. As a result the world has experienced periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a domestic basis; these periods have been followed by periods of short supply of, and increased demand for, crude oil and, to a lesser extent, natural gas. The excess or short supply of oil and gas has placed pressures on prices and has resulted in dramatic price fluctuations.

Natural gas demand and the prices paid for gas are seasonal. The fluctuations in gas prices and possible new regulations create uncertainty about whether we can continue to produce gas for a profit.

Prices for oil and natural gas affect the amount of cash flow available for capital expenditures and our ability to borrow and raise additional capital. Lower prices may also reduce the amount of oil and natural gas that we can economically produce. Any substantial and extended decline in the price of oil or natural gas would decrease our cash flows, as well as the carrying value of our proved reserves, our borrowing capacity and our ability to obtain additional capital.

Variance in estimates of oil and gas reserves could be material.

The process of estimating oil and gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. As a result, such estimates are inherently imprecise. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those estimated in reserve reports that we periodically obtain from independent reserve engineers.

You should not construe the standardized measure of proved reserves contained in our annual report as the current market value of the estimated proved reserves of oil and gas attributable to our properties. In accordance with SEC requirements, we have based the standardized measure of future net cash flows from the standardized measure of proved reserves on the average price during the 12-month period before the ending date of the period covered by the report, whereas actual future prices and costs may vary significantly. The following factors may also affect actual future net cash flows:

•	the timing of both production and related expenses;

•	changes in consumption levels; and

•	governmental regulations or taxation.

In addition, the calculation of the standardized measure of the future net cash flows using a 10% discount as required by the SEC is not necessarily the most appropriate discount rate based on interest rates in effect from time to time and risks associated with our reserves or the oil and gas industry in general. Furthermore, we may need to revise our reserves downward or upward based upon actual production, results of future development, supply and demand for oil and gas, prevailing oil and gas prices and other factors.

Any significant variance in these assumptions could materially affect the estimated quantities and present value of our reserves. In addition, our standardized measure of proved reserves may be revised downward or upward, based upon production history, results of future exploration and development, prevailing oil and gas prices and other factors, many of which are beyond our control. Actual production, revenues, taxes, development expenditures and operating expenses with respect to our reserves will likely vary from the estimates used, and such variances may be material.

Future acquisitions and development activities may not result in additional proved reserves, and we may not be able to drill productive wells at acceptable costs.

In general, the volume of production from oil and gas properties declines as reserves are depleted. Except to the extent that we acquire properties containing proved reserves or conduct successful development and exploration activities, or both, our proved reserves will decline as reserves are produced. Our future oil and gas production is, therefore, highly dependent upon our ability to find or acquire additional reserves.

The business of acquiring, enhancing or developing reserves is capital intensive. We require cash flow from operations as well as outside investments to fund our acquisition and development activities. If our cash flow from operations is reduced and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of oil and gas reserves would be impaired.

The oil and gas industry has mechanical and environmental risks.

Oil and gas drilling and production activities are subject to numerous risks. These risks include the risk that no commercially productive oil or gas reservoirs will be encountered, that operations may be curtailed, delayed or canceled, and that title problems, weather conditions, compliance with governmental requirements, mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment may limit our ability to develop, produce or market our reserves. New wells we drill may not be productive and we may not recover all or any portion of our investment in the well. Drilling for oil and gas may involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. In addition, our properties may be susceptible to hydrocarbon drainage from production by other operators on adjacent properties.

Industry operating risks include the risks of fire, explosions, blow outs, pipe failure, abnormally pressured formations and environmental hazards, such as oil spills, natural gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean up responsibilities, regulatory investigation and penalties and suspension of operations. In accordance with customary industry practice, we maintain insurance for these kinds of risks, but we cannot be sure that our level of insurance will cover all losses in the event of a drilling or production catastrophe. Insurance is not available for all operational risks, such as risks that we will drill a dry hole, fail in an attempt to complete a well or have problems maintaining production from existing wells.

Drilling is a speculative activity even with newer technology.

Assessing drilling prospects is uncertain and risky for many reasons. We have grown in the past several years by using 3-D seismic technology to acquire and develop exploratory projects in northern California, as well as by acquiring producing properties for further development. The successful acquisition of such properties depends on our ability to assess recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors.

Nevertheless, exploratory drilling remains a speculative activity. Even when fully utilized and properly interpreted, 3-D seismic data and other advanced technologies assist geoscientists in identifying subsurface structures but do not enable the interpreter to know whether hydrocarbons are in fact present. In addition, 3-D seismic and other advanced technologies require greater pre-drilling expenditures than traditional drilling strategies, and we could incur losses as a result of these costs.

Therefore, our assessment of drilling prospects are necessarily inexact and their accuracy inherently uncertain. In connection with such an assessment, we perform a review of the subject properties that we believe to be generally consistent with industry practices. Such a review, however, will not reveal all existing or potential problems, nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities.

Breaches of contract by sellers of properties could adversely affect operations.

In most cases, we are not entitled to contractual indemnification for pre closing liabilities, including environmental liabilities, and we generally acquire interests in the properties on an “as is” basis with limited remedies for breaches of representations and warranties. In those circumstances in which we have contractual indemnification rights for pre-closing liabilities, the seller may not fulfill those obligations and leave us with the costs.

We may not be able to acquire producing oil and gas properties which contain economically recoverable reserves.

Competition for producing oil and gas properties is intense and many of our competitors have substantially greater financial and other resources than we do. Acquisitions of producing oil and gas properties may be at prices that are too high to be acceptable.

We require substantial capital for exploration and development.

We make substantial capital expenditures for our exploration and development projects. We will finance these capital expenditures with cash flow from operations and sales of direct working interests to third party investors. We will need additional financing in the future to fund our developmental and exploration activities. Additional financing that may be required may not be available or continue to be available to us. If additional capital resources are not available to us, our developmental and other activities may be curtailed, which would harm our business, financial condition and results of operations.

Profit depends on the marketability of production.

The marketability of our natural gas production depends in part upon the availability, proximity and capacity of natural gas gathering systems, pipelines and processing facilities. Most of our natural gas is delivered through natural gas gathering systems and natural gas pipelines that we do not own. Federal, state and local regulation of oil and gas production and transportation, tax and energy policies, and/or changes in supply and demand and general economic conditions could adversely affect our ability to produce and market its oil and gas. Any dramatic change in market factors could have a material adverse effect on our financial condition and results of operations.

We depend on key personnel.

Our business will depend on the continued services of our co-presidents and co-chief executive officers, Donald H. Hosmer and Stephen M. Hosmer. Stephen Hosmer is also the chief financial officer. We do not have employment agreements with either Donald or Stephen Hosmer. The loss of the services of either of these individuals would be particularly detrimental to us because of their background and experience in the oil and gas industry.

The Hosmer family exerts significant influence over shareholder matters.

The control positions held by members of the Hosmer family may discourage others from making bids to buy us or change our management without their consent. Donald H. Hosmer is our co-president with Stephen M. Hosmer, who is also our chief financial officer. Harry E. Hosmer is the chairman of our board of directors. Together, they make up three of the eight members of our board of directors. At June 8, 2012, these individuals owned or controlled the following amounts of our common stock, including shares they had the right to acquire on the exercise of outstanding stock options:

Name	Number of Shares (1)	Percent(2), (3)
Donald H. Hosmer	935,302	8.38%
Stephen M. Hosmer (4)	1,268,235	11.29%
Harry E. Hosmer	683,692	6.04%

Total	2,887,229	25.71%

(1)	Includes the following options to purchase shares of stock: Donald H. Hosmer – 50,000, Stephen M. Hosmer – 50,000, and Harry E. Hosmer – 50,000.
(2)	Based on total of 11,110,170 outstanding shares on June 8, 2012.
(3)	Calculated pursuant to Rule 13d-3 of the Securities and Exchange Commission.
(4)	Includes 24,000 shares of stock owned by the minor children of Stephen M. Hosmer. Mr. Hosmer disclaims beneficial ownership of the shares owned by his children.

The amount of stock owned by Hosmer family members make it quite likely that they could control the outcome of any contested vote of the shareholders on matters related to our management.

The oil and gas industry is highly competitive.

The oil and gas industry is highly competitive in all its phases. Competition is particularly intense with respect to the acquisition of desirable producing properties, the acquisition of oil and gas prospects suitable for enhanced production efforts, and the hiring of experienced personnel. Our competitors in oil and gas acquisition, development, and production include the major oil companies in addition to numerous independent oil and gas companies, individual proprietors and drilling programs.

Many of our competitors possess and employ financial and personnel resources far greater than those which are available to us. They may be able to pay more for desirable producing properties and prospects and to define, evaluate, bid for, and purchase a greater number of producing properties and prospects than we can. We must compete against these larger companies for suitable producing properties and prospects, to generate future oil and gas reserves.

Governmental regulations can hinder production.

Domestic oil and gas exploration, production and sales are extensively regulated at both the federal and state levels. Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. Also, numerous departments and agencies, both federal and state, have legal authority to issue, and have issued, rules and regulations affecting the oil and gas industry which often are difficult and costly to comply with and which carry substantial penalties for noncompliance. State statutes and regulations require permits for drilling operations, drilling bonds, and reports concerning operations. Most states where we operate also have statutes and regulations governing conservation matters, including the unitization or pooling of properties. Our operations are also subject to numerous laws and regulations governing plugging and abandonment, discharging materials into the environment or otherwise relating to environmental protection. The heavy regulatory burden on the oil and gas industry increases its costs of doing business and consequently affects its profitability. Changes in the laws, rules or regulations, or the interpretation thereof, could have a materially adverse effect on our financial condition or results of operation.

Minority or royalty interest purchases do not allow us to control production completely.

We sometimes acquire less than the controlling working interest in oil and gas properties. In such cases, it is likely that these properties would not be operated by us. When we do not have controlling interest, the operator or the other co-owners might take actions we do not agree with and possibly increase costs or reduce production income in ways we do not agree with.

Environmental regulations can hinder production.

Oil and gas activities can result in liability under federal, state and local environmental regulations for activities involving, among other things, water pollution and hazardous waste transport, storage, and disposal. Such liability can attach not only to the operator of record of the well, but also to other parties that may be deemed to be current or prior operators or owners of the wells or the equipment involved. We have inspections performed on our properties to assure environmental law compliance, but inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken.

Risks Related to this Offering

The Series A1 Preferred Stock is a new issuance of securities and does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares; the Series A1 Preferred Stock has no stated maturity date.

The shares of Series A1 Preferred Stock are a new issuance of securities with no established trading market. Since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. Subject to issuance, we anticipate that our shares of Series A1 Preferred Stock will be approved for listing on the NASDAQ Capital Market under the symbol “ROYL.PR.A” assuming that we sell a sufficient number of shares of Series A1 Preferred Stock and otherwise satisfy the listing requirements. In order to list, the NASDAQ Capital Market requires that at least 200,000 shares of Series A1 Preferred Stock be outstanding and the shares must be held in the aggregate by at least 100 round lot shareholders holding an aggregate of at least $3,500,000 in shares. An active trading market for the shares may not develop or, even if it develops, may not last, in which case the trading price of the shares could be adversely affected and your ability to transfer your shares of Series A1 Preferred Stock will be limited.

We recently temporarily failed to meet the NASDAQ Capital Market’s continued listing requirements, which may negatively impact our ability to obtain listing for our Series A1 Preferred Stock.

On May 8, 2012, we notified the NASDAQ Capital Market that our Audit Committee was comprised of only two members as of July 8, 2011, the date of our 2011 annual meeting. At the 2011 annual meeting, one director who was a member of our Audit Committee retired from our board of directors and was not replaced, resulting in a vacancy on the Audit Committee. Failure to maintain an Audit Committee of at least three independent members of the board of directors is a violation of NASDAQ Rule 5605(c)(2). Our board of directors appointed Gary Grinsfelder as an independent member of the Audit Committee, returning the membership of the Audit Committee to three members on May 9, 2012. On May 15¸2012, we received a letter from the NASDAQ Capital Market, which acknowledged receipt of our notice of non-compliance with Rule 5605(c)(2), and which stated that we had regained compliance with the Rule and that the NASDAQ Capital Market has closed the matter. In the future, should we fail to maintain similar or other listing standards, we may not be able to maintain the listing of either our Series A1 Preferred Stock, once listed, or our common stock. Our failure to maintain such listing would limit your ability to trade in our Series A1 Preferred Stock or our common stock upon exercise of the Warrants or our Series A1 Preferred Stock, if at all.

The market value of the Series A1 Preferred Stock could be adversely affected by various factors.

The trading price of the shares of Series A1 Preferred Stock may depend on many factors, including the following:

•	market liquidity;

•	prevailing interest rates;

•	the market for similar securities;

•	general economic conditions; and

•	our financial condition, performance and prospects.

For example, higher market interest rates could cause the market price of the Series A1 Preferred Stock to decrease.

We could be prevented from paying dividends on or redeeming the Series A1 Preferred Stock.

Although dividends on the Series A1 Preferred Stock are cumulative and arrearages will accrue until paid, you will only receive cash dividends on the Series A1 Preferred Stock if we have funds legally available for the payment of dividends and such payment is not restricted or prohibited by law, the terms of any senior shares, including our Series AA Preferred Stock and Series A1 Preferred Stock, or any documents governing our indebtedness. Our business may not generate sufficient cash flow from operations to enable us to pay cash dividends on the Series A1 Preferred Stock when payable. In addition, future debt, contractual covenants or arrangements we enter into may restrict or prevent future dividend payments. Accordingly, there is no guarantee that we will be able to pay any cash dividends on our Series A1 Preferred Stock. Furthermore, in some circumstances, we may pay dividends in stock rather than cash, and our stock price may be depressed at such time.

In February 2009, we entered into a revolving line of credit and letter of credit facility agreement with Texas Capital Bank, N.A. secured by our oil and gas properties, of up to $14,250,000 and separate letter of credit facility of up to $750,000. Under the terms of the agreement, we may borrow, repay, and re-borrow funds as necessary. However, the Texas Capital Bank loan agreement contains certain restrictive covenants. One of these restrictive covenants prohibits us, without prior permission from the bank, from making or paying dividends on our stock (other than dividends paid in stock), whether in cash or other property, and from making any dividend or distribution on, or purchase, redeem or otherwise acquire for value, any of our equity interests. Thus, if we are unable to completely repay this line of credit or otherwise obtain permission, we may not be able to pay dividends on our Series A1 Preferred Stock.

The Series A1 Preferred Stock has not been rated and will be subordinated to all of our existing and future debt.

The Series A1 Preferred Stock has not been rated by any nationally recognized statistical rating organization. In addition, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, the Series A1 Preferred Stock will be subordinated to all of our existing and future debt, all our senior shares, including the Series AA Preferred Stock, and all future capital stock designated as senior to the Series A1 Preferred Stock. As of March 31, 2012, our total indebtedness was approximately $13.6 million. We may also incur additional indebtedness in the future to finance potential acquisitions or other activities and the terms of the Series A1 Preferred Stock do not require us to obtain the approval of the holders of the Series A1 Preferred Stock prior to incurring additional indebtedness. As a result, our existing and future indebtedness may be subject to restrictive covenants or other provisions that may prevent or otherwise limit our ability to make dividend or liquidation payments on our Series A1 Preferred Stock. Upon our liquidation, our obligations to our creditors would rank senior to our Series A1 Preferred Stock and would be required to be paid before any payments could be made to holders of our Series A1 Preferred Stock.

Investors should not expect us to redeem the Series A1 Preferred Stock on the date the Series A1 Preferred Stock becomes redeemable or on any particular date afterwards.

We may not redeem the Series A1 Preferred Stock prior to June 30, 2015, except pursuant to the special redemption upon a Change of Ownership or Control discussed below. On and after June 30, 2015, we may redeem the Series A1 Preferred Stock for cash at our option, from time to time, in whole or in part, at a redemption price of $17.50 per share, plus accrued and unpaid dividends (whether or not earned or declared) to the redemption date.

Following a Change of Ownership or Control of us by a person, entity or group, we (or the acquiring entity) will have the option to redeem the Series A1 Preferred Stock, in whole but not in part, within 120 days after the date on which the Change of Ownership or Control has occurred, for cash equal to the quotient obtained by dividing (A) the sum of (x) the $17.50 per share liquidation preference plus (y) the amount of any accumulated and unpaid dividends to, but not including, the change of control date (unless the change of control date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for such accumulated and unpaid dividends will be included in such sum) by (B) the consideration per share of common stock in the Change of Ownership or Control. We may not redeem the Series A1 Preferred Stock after a Change of Ownership or Control.

The Series A1 Preferred Stock does not have any stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions except for redemption at our option upon a Change of Ownership or Control as described above or after June 30, 2015.

Any decision we may make at any time to redeem the Series A1 Preferred Stock will depend upon, among other things, our evaluation of our capital position, including the composition of our shareholders’ equity and general market conditions at that time.

The Series A1 Preferred Stock will be subordinate to the Series AA Preferred Stock upon liquidation.

The Series AA Preferred Stock ranks senior to the Series A1 Preferred Stock. As of June 8, 2012, we have an aggregate outstanding of 52,784 shares of our Series AA Preferred Stock with an aggregate liquidation preference of $211,136 that ranks senior to our Series A1 Preferred Stock as to rights upon liquidation, winding up or dissolution. In the event we liquidate, dissolve or wind up our operations, holders of Series AA Preferred Stock will be entitled to payment of their liquidation preference before distributions are available to holders of Series A1 Preferred Stock.

Holders of Series A1 Preferred Stock have extremely limited voting rights.

Except as expressly stated in the certificate of determination governing the Series A1 Preferred Stock, as a holder of Series A1 Preferred Stock, you will not have any relative, participating, optional or other special voting rights and powers and your approval will not be required for the taking of any corporate action other than as provided in the certificate of determination. For example, your approval would not be required for any merger or consolidation in which we are involved or sale of all or substantially all of our assets except to the extent that such transaction materially adversely changes the express powers, preferences, rights or privileges of the holders of Series A1 Preferred Stock. None of the provisions relating to the Series A1 Preferred Stock contains any provisions affording the holders of the Series A1 Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets or business, that might adversely affect the holders of the Series A1 Preferred Stock, so long as the terms and rights of the holders of Series A1 Preferred Stock are not materially and adversely changed. See “Series A1 Preferred Stock—Voting Rights” on page S-33 of this prospectus supplement.

The issuance of future offerings of preferred stock may adversely affect the value of our Series A1 Preferred Stock.

Our articles of incorporation, as amended, currently authorizes us to issue up to 10,000,000 shares of preferred stock in one or more series on terms that may be determined at the time of issuance by our board of directors. We may issue additional shares of Series A1 Preferred Stock and/or other classes of preferred shares that would rank on parity with or senior to the Series A1 Preferred Stock as to dividend rights or rights upon liquidation, winding up or dissolution. The creation and subsequent issuance of additional classes of preferred shares on parity with or, with the consent of the holders of the Series A1 Preferred Stock, senior to our Series A1 Preferred Stock would dilute the interests of the holders of Series A1 Preferred Stock and any issuance of preferred stock that is senior to the Series A1 Preferred Stock could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A1 Preferred Stock.

The best-efforts, no minimum structure of this offering may yield insufficient gross proceeds to cover our expenses, repay indebtedness, finance our operations, or execute on our business plan.

Our underwriter is offering the Series A1 Preferred Stock on a “best-efforts” basis, and the underwriter is under no obligation to purchase any shares of Series A1 Preferred Stock for its own account. Our underwriter is not required to sell any specific number or dollar amount of securities in this offering, but will use its best efforts to sell the securities offered in this prospectus supplement. As a “best-efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will result in any proceeds being made available to us. Therefore, the success of this offering will impact, in large part, our ability to cover expenses, finance operations and repay existing indebtedness over the next 12 months. If no shares are sold in this offering, or if we sell only a minimum number of shares yielding insufficient gross proceeds, we may be unable to cover our expenses (including the expenses incurred in connection with this offering), repay indebtedness (including indebtedness due on the closing of this offering), fund operations, or execute on our business plan. This would result in a material adverse effect on our business, prospects, financial condition, and results of operations.

You may be required to use other sources of funds to pay income taxes in respect of dividends received, or deemed to be received, on the Series A1 Preferred Stock in certain circumstances.

If we are required to pay dividends on the Series A1 Preferred Stock in shares of our common stock or additional shares of Series A1 Preferred Stock and this stock is not marketable at such time, you will be required to satisfy your income tax liability with respect to such dividends from other sources.

For additional information concerning these matters, see “Material U.S. Federal Income Tax Consequences” on page S-41 of this prospectus supplement.

Holders of the Series A1 Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Distributions paid to corporate U.S. holders of the Series A1 Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the Series A1 Preferred Stock may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We do not currently have accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series A1 Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Series A1 Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, it is possible that the market value of the Series A1 Preferred Stock might decline.

For additional Information concerning these matters, see “Material U.S. Federal Income Tax Consequences” on page S-41 of this prospectus supplement.

Non-U.S. holders may be subject to U.S. income tax with respect to gain on disposition of their Series A1 Preferred Stock.

If we are a U.S. real property holding corporation, which we believe we currently are, at any time within the five-year period preceding a disposition of Series A1 Preferred Stock by a non-U.S. holder or the holder’s holding period of the stock disposed of, whichever period is shorter, such non-U.S. holder may be subject to U.S. federal income tax with respect to gain on such disposition. However, so long as our Series A1 Preferred Stock is regularly traded on an established securities market, a non-U.S. holder will not be subject to U.S. federal income tax on the disposition of the Series A1 Preferred Stock if it holds and has held (during the shorter of the five-year period immediately preceding the date of disposition or the holder’s holding period) not more than 5% of the total outstanding shares of our Series A1 Preferred Stock.

For additional Information concerning these matters, see “Material U.S. Federal Income Tax Consequences” on page S-41 of this prospectus supplement.

Our Series A1 Preferred Stock is not generally convertible and purchasers may not realize a corresponding upside if the price of our common stock increases.

Our Series A1 Preferred Stock is not generally convertible into our common stock and earns dividends at a fixed rate. Accordingly, the market value of our Series A1 Preferred Stock may depend on dividend and interest rates for other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, and in the event of dissolution satisfy the liquidation preference with respect to, our Series A1 Preferred Stock. Moreover, our right to redeem the Series A1 Preferred Stock on or after June 30, 2015 or in the event of a Change of Ownership or Control could impose a ceiling on its value.

Following a Change of Ownership or Control of us by a person, entity or group, we (or the acquiring entity) will have the option to redeem the Series A1 Preferred Stock, in whole but not in part, within 120 days after the date on which the Change of Ownership or Control has occurred, for cash equal to the quotient obtained by dividing (A) the sum of (x) the $17.50 per share liquidation preference plus (y) the amount of any accumulated and unpaid dividends to, but not including, the change of control date (unless the change of control date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for such accumulated and unpaid dividends will be included in such sum) by (B) the consideration per share of common stock in the Change of Ownership or Control.

See the section of this prospectus supplement entitled “Description of Series A1 Preferred Stock—Redemption” for more information of when the Series A1 Preferred Stock is convertible into shares of our common stock.

Investors may incur immediate dilution and may experience further dilution.

You may incur immediate dilution as a result of this offering. The offering price of our common stock will be higher than the pro forma net tangible book value per share of the outstanding common stock immediately after the offering. See the section entitled “Dilution” on page S-24 of this prospectus supplement for a more detailed discussion of the dilution you may incur if you purchase Units in this offering.

Risks Relating to the Ownership of Our Securities

The price of our common stock has fluctuated substantially and may fluctuate substantially in the future.

Our common stock has been publicly traded since 1994. The price of our common stock has fluctuated significantly since then, and the trading price of our common stock has ranged from a low of $1.38 per share to a high of $21.00 per share and the closing trading price on June 11, 2012 was $3.14 per share. We expect our stock to continue to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These factors include:

•	Changing conditions in fuel markets;

•	Changes in financial estimates by securities analysts;

•	Changes in market valuations of comparable companies;

•	Additions or departures of key personnel;

•	Future sales of our capital stock;

•	Tax and other regulatory developments;

•	Our ability to develop and complete facilities, and to introduce and market the energy created by such facilities to economically viable production volumes in a timely manner; and

•	Other factors discussed in this “Risk Factors” section and elsewhere in this document.

We may fail to meet expectations of our shareholders or of securities analysts at some time in the future, and our stock price could decline as a result.

If we issue additional shares in the future, it will result in dilution to our existing shareholders.

Our articles of incorporation do not permit the holders of our common stock the right to subscribe for additional shares of capital stock upon any issuance or increase thereof. As a result, if we choose to issue additional shares of common stock or securities convertible into common stock, our shareholders may be unable to maintain their pro rata ownership of common stock. The issuance of additional securities will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares or securities convertible into or exercisable for shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders who do not purchase such shares. Further, such issuance may result in a change of control of our company. There is no assurance that further dilution will not occur in the future.

We may issue shares of our capital stock or debt securities to complete a business combination or acquire assets, which would dilute the equity interest of our shareholders and could cause a change in control of our ownership.

Our articles of incorporation authorizes the issuance of up to 20,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of June 8, 2012, there were 8,889,830 authorized but unissued shares of our common stock available for issuance and 9,947,216 shares of preferred stock available for issuance.

As of June 8, 2012, the number of shares of our common stock subject to outstanding options, warrants, convertible debentures, convertible promissory notes, and Series AA Preferred Stock was 1,182,389. As of June 8, 2012, we had no commitments to issue additional shares of common stock. The issuance of additional common stock, preferred stock or convertible securities may:

•	significantly dilute the equity interest of current shareholders in our Company;

•	subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to holders of our common stock;

•

cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and possibly result in the resignation or removal of some or all of our present officers and directors; and

•	adversely affect prevailing market prices for our common stock.

Similarly, our issuance of additional debt securities could result in the following:

•	default and foreclosure on our assets if our operating revenues after a business combination or asset purchase are insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness, even if we have made all principal and interest payments when due, if the debt security contains covenants that require the maintenance of certain financial ratios or reserves, or change of control provisions, and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Our ability to successfully effect a business combination and to be successful afterwards will be dependent upon the efforts of our key personnel, and others hired to manage the acquired business and whom we would have only a limited ability to evaluate.

Our ability to successfully effect a business combination will be dependent upon the efforts of our key personnel. However, we cannot presently ascertain the future role of our key personnel in the target business. While we intend to closely scrutinize any individuals we engage in connection with a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating as part of a public company which could cause us to have to expend time and resources familiarizing them with such requirements. This process could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate attractive business combinations.

We expect to encounter intense competition from other entities with business objectives similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well-established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors may possess greater technical, human and other resources than we do, and our financial resources may be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation may give others an advantage in pursuing the acquisition of certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to successfully complete an acquisition of a target business, our business plan will be thwarted and investors may lose their entire investment.

We may be unable to obtain additional financing, if required, to complete a business combination, asset purchase or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination or asset purchase.

We cannot ascertain the capital requirements for any particular transaction. If the net proceeds of any specific capital raise prove to be insufficient, either because of the size of the business combination or asset purchase, we may be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination or asset purchase, we would be compelled to restructure the transaction or abandon that particular business combination or asset purchase and seek an alternative target. In addition, if we consummate a business combination or asset purchase, we may require additional financing to fund the operations or growth of the target. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

In the event we cannot comply with the requirements of the Sarbanes-Oxley Act of 2002 or we acquire a business that is unable to satisfy regulatory requirements relating to internal controls, or if our internal controls over financial reporting are not effective, our business and our stock price could suffer.

As a reporting public company, we are currently subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. In addition, such statute also requires an evaluation of any target business acquired by us. Section 404 of the Sarbanes-Oxley Act of 2002 requires companies to do a comprehensive evaluation of their internal controls, including an evaluation of any target businesses acquired by a company. In the event the internal controls over financial reporting of a target business cannot satisfy the regulatory requirements relating to internal controls or if these internal controls over financial reporting are not effective, we may not be able to complete a business combination with the target business without substantial cost or significant risks to our company or our management may be unable to certify as to the effectiveness of the internal controls following the completion of a business combination. Our efforts to comply with Section 404 and related regulations regarding our management’s required assessment of internal controls over financial reporting may require the commitment of significant financial and managerial resources or may prevent a business combination with certain target businesses. If we fail to timely complete our evaluation, if our management is unable to certify the effectiveness of the internal controls of our company or the acquired business, we could be subject to regulatory scrutiny and loss of public confidence, which could have an adverse effect on our business and our stock price.

Our outstanding options, warrants, convertible debentures, convertible promissory notes, and convertible preferred stock may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We have issued options to purchase 346,308 shares of common stock, warrants to purchase 809,689 shares of common stock, and preferred stock convertible into 26,392 shares of common stock, as of June 8, 2012. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these options and warrants or conversion of the preferred stock could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised or converted, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our options, warrants and preferred stock may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of a sale, of the shares underlying the options, warrants and preferred stock could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If, and to the extent, these options, warrants and preferred stock are exercised or converted, respectively, you may experience dilution to your holdings.

We do not intend to pay dividends on our common stock and thus shareholders must look solely to appreciation of our common stock to realize a gain on their investments.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends on our common stock in the foreseeable future. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements, and investment opportunities. Accordingly, shareholders must look solely to appreciation of our common stock to realize a gain on their investment. This appreciation may not occur.

Our charter documents and California law may inhibit a takeover.

In certain circumstances, the fact that corporate devices are in place that will inhibit or discourage takeover attempts could reduce the market value of our Series A1 Preferred Stock and our common stock. Our articles of incorporation, bylaws and certain other agreements contain certain provisions that may discourage other persons from attempting to acquire control of us. These provisions include, but are not limited to, the following:

•	staggered-terms of service for our board of directors;

•	the authorization of the board of directors to issue shares of undesignated preferred stock in one or more series without the specific approval of the shareholders;

•	the establishment of advance notice requirements for director nominations and actions to be taken at annual meetings; and

•

the fact that special meetings of the shareholders may be called only by our chairman of our board of directors, our president, upon the request of a majority of our board of directors, by our president, or by a request in writing of the holders of not less than 25% of all the shares issued, outstanding and entitled to vote.

All of these provisions could impede a merger, consolidation, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Use Of Proceeds

At an estimated offering price of $17.50 per Unit, which is the liquidation preference of one share of our Series A1 Preferred Stock, we estimate the net proceeds to us from the sale of 200,000 Units that we are selling in this offering will be approximately $3.1 million, after deducting the sales commissions and estimated offering expenses payable by us. A $1.00 increase or decrease in the assumed public offering price of $17.50 per Unit would increase or decrease, respectively, the net proceeds to us by approximately $0.2 million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the sales discounts and commissions.

We will receive proceeds of $5.55 for each Class A Warrant that is exercised and $10.00 for each Class B Warrant that is exercised. In the event that all of the Warrants are exercised by the holders thereof, we will receive proceeds of approximately $3,110,000. The Warrants might never be exercised and there is no guarantee that we will receive some or all of these proceeds. We will use the proceeds from the exercise of the Warrants, if any, for the same purposes and priority as for the use of proceeds from the offering of the Series A1 Preferred Stock. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

Of the net proceeds from this offering, we expect to use approximately:

	Midpoint (1)	Low Range(2)	High Range(3)	% of Proceeds
Repayment of Indebtedness (4)	$1,550,000	$1,550,000	$1,550,000	58%
Working Capital	$1,139,400	$463,200	$1,558,000	42%

Total:	$2,689,400	$2,013,200	$3,108,000

(1)	Midpoint range assumes approximately 87% of the Units are sold in the offering.
(2)	Low range assumes approximately 66% of the shares of the Units are sold in the offering.
(3)	High range assumes all shares of the Units are sold in the offering.
(4)	We intend to repay approximately $1,550,000 in debt which we incurred with an interest rate of 6.0% and a maturity date of February 13, 2013 through our revolving line of credit and letter of credit facility with Texas Capital Bank, N.A.

The amounts actually spent for these purposes may vary significantly and will depend on a number of factors, including our operating costs and other factors described under the section titled “Risk Factors.”

Should the net proceeds obtained from this offering be substantially lower than the maximum possible, we will apply any net proceeds actually obtained to the activities in the ratio listed above. Accordingly, management will retain broad discretion as to the allocation of the net proceeds of this offering. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. We cannot predict whether the proceeds invested in such short-term securities will yield a favorable return.

Dilution

Our net tangible book value as of March 31, 2012 was approximately $         million, or $         per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets(1) less total liabilities by the number of shares of our common stock outstanding. Assuming the conversion of our Series A1 Preferred Stock to common stock and exercise of the Warrants issued in the offering, our net tangible book value per share of common stock would be approximately $        .

After giving effect to the sale of 200,000 Units totaling 200,000 shares of Series A1 Preferred Stock at the assumed offering price of $         per Unit, the issuance of 200,000 Class A Warrants to purchase 200,000 shares of common stock, and the issuance of 200,000 Class B Warrants to purchase 200,000 shares of common stock and after deducting the underwriting commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value of our common stock as of March 31, 2012 would have been approximately $         million, or $         per share of common stock (assuming conversion(1) of our Series A1 Preferred Stock and exercise of the Warrants). This represents an immediate increase in the net tangible book value of $         per share to existing shareholders and an immediate dilution of $         per share to new investors participating in this offering.

The following table illustrates this per share dilution to new investors assuming conversion(1) of our Series A1 Preferred Stock and exercise of the Warrants into common stock and completion of the offering:

Public offering price per share (assumed)	$
Net tangible book value per share as of March 31, 2012	$
Increase in net tangible book value per share attributable to this offering

As adjusted net tangible book value per share after this offering

Dilution per share to new investors in this offering	$

(1)	Assuming maximum number of shares of common stock issuable upon conversion of the shares of Series A1 Preferred Stock upon certain conditions in a change of control using consideration of $ per share of common stock (the closing price per share of our common stock on June , 2012).

A $1.00 increase or decrease in the assumed offering price of $         per share of our Series A1 Preferred Stock would increase or decrease, respectively, total consideration paid by new investors and total consideration paid by all shareholders, by approximately $         million, assuming that the number of shares and warrants offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the sales commissions.

Underwriting

C. K. Cooper & Company, Inc., or CKCC, has agreed, subject to the terms and conditions of the underwriting agreement between CKCC and us, to act as our underwriter for the sale of the Units comprising shares of the Series A1 Preferred Stock and Warrants offered hereunder on a best-efforts basis. The offering is not contingent upon the occurrence of any event or the sale of a minimum or maximum number of Units. CKCC shall use its best efforts to sell the Units in this offering to the public, but does not have any obligation to purchase Units and will not ensure the successful offering of any Units or any portion in this offering.

CKCC proposes to offer the Units comprising shares of Series A1 Preferred Stock and Warrants to retail and institutional investors at the public offering price set forth on the cover of this prospectus supplement. There is no arrangement for funds to be received in escrow, trust or similar arrangement. In connection with the offer and sale of the Units by CKCC, we will pay CKCC an amount equal to 7.5% of the gross proceeds received by us in connection with the sale of the Units, which will be deemed underwriting commissions.

The underwriting agreement provides that CKCC’s obligation to act as underwriter on our behalf is subject to the satisfaction of the conditions contained in the underwriting agreement, including that:

•	the representations and warranties made by us to the underwriter are true;

•	there is no material change in our business or the financial markets; and

•	we deliver customary closing documents to the underwriter.

Commissions and Expenses

The following table summarizes the commissions we will pay to CKCC assuming that we sell all Units in the offering. These amounts do not include the exercise of any Warrants offered herein as part of the Units.

	Per Share	Total
Public offering price of the Units	$	$
Underwriter commission	$	$

Proceeds, before expenses, to us	$	$

The expenses of this offering that are payable by us, excluding the underwriter’s commissions, are estimated to be approximately $        . We have agreed to reimburse CKCC for its out-of-pocket expenses in connection with this offering, including its attorney’s fees, in an aggregate amount not to exceed $125,000.

Indemnification

We have agreed to indemnify CKCC against certain liabilities, including liabilities under the Securities Act, or to contribute to payments CKCC may be required to make in respect of those liabilities.

Offering Price Determination

Prior to this offering, there has been no public market for our Series A1 Preferred Stock that comprises a part of the Units sold in the offering. The initial public offering price of the Units will be negotiated between CKCC and us. In determining the initial public offering price of the Units, we and CKCC will consider the following:

•	the history and prospects for the industry in which we compete;

•	our financial information;

•	the ability of our management and our business potential and earning prospects;

•	the prevailing securities markets at the time of this offering; and

•	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies.

NASDAQ Capital Market Listing

We will apply to have our shares of our Series A1 Preferred Stock approved for listing on the NASDAQ Capital Market under the symbol “ROYL.PR.A.” We do not anticipate listing the Warrants on any exchange or market.

Stamp Taxes

If you purchase Units comprising shares of Series A1 Preferred Stock and Warrants offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Relationships

CKCC has in the past performed financial advisory and related services for us and was paid customary fees for such services. CKCC is currently serving as the sales agent for our at-the-market offering of up to $10,000,000 in shares of our common stock, which we have agreed to pay CKCC a commission equal to 3.5% of the gross sales price of any such shares sold through it as sales agent, as set forth in the sales agreement. We have also agreed to reimburse CKCC for certain of its out-of-pocket expenses, including reasonable and documented fees and expenses of its outside counsel, in connection with the sales agreement, up to a maximum of $25,000 in the aggregate. As of the date of this prospectus supplement, we have paid CKCC $20,710.37 in fees and expenses. From time to time in the ordinary course of their respective businesses, CKCC and its affiliates may in the future engage in commercial banking or investment banking transactions with us and our affiliates.

Foreign Regulatory Restrictions on Purchase of the Series A1 Preferred Stock

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Units comprising shares of Series A1 Preferred Stock or Warrants or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the Series A1 Preferred Stock and Warrants may not be offered or sold, directly or indirectly, and neither the prospectus supplement nor any other offering material or advertisements in connection with the Series A1 Preferred Stock or Warrants may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

Stabilization and Other Transactions

Our common stock is currently listed on the NASDAQ Capital Market under the symbol “ROYL.”

To facilitate the offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our Series A1 Preferred Stock and common stock during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in the Series A1 Preferred Stock and common stock for its own accounts by selling more shares of Series A1 Preferred Stock and common stock than we have sold to the underwriter. Short sales involve the sale by the underwriter of a greater number of shares than the underwriter has purchased in the offering. The underwriter may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriter may stabilize or maintain the price of the Series A1 Preferred Stock and common stock by bidding for or purchasing shares of Series A1 Preferred Stock and common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of Series A1 Preferred Stock and common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Series A1 Preferred Stock and common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Series A1 Preferred Stock and common stock to the extent that it discourages resales of the Series A1 Preferred Stock and common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time. The underwriter may also engage in passive market making transactions in our Series A1 Preferred Stock and common stock. Passive market making consists of displaying bids on the NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the Series A1 Preferred Stock and common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

This prospectus supplement may be made available on web sites maintained by the underwriter and the underwriter may distribute prospectuses electronically.

Description of Securities In The Offering

The Series A1 Preferred Stock and Warrants will be sold in Units, with each Unit consisting of one share of Class B Preferred Stock, one Class A Warrant to purchase one share of common stock, and one Class B Warrant to purchase one share of common stock. The shares of Series A1 Preferred Stock and the Warrants are immediately separable and will be issued separately. The shares of common stock issuable from time to time upon exercise of the Warrants, if any, are also being offered pursuant to this prospectus supplement. We are offering 200,000 Units.

Series A1 Preferred Stock

General

The terms of the Series A1 Preferred Stock offered pursuant to this offering are contained in a certificate of determination that amends our articles of incorporation, as amended. The following description is a summary of the material provisions of the Series A1 Preferred Stock and the certificate of determination. It does not purport to be complete. We urge you to read the certificate of determination because it, and not this description, defines your rights as a holder of shares of Series A1 Preferred Stock. As used in this section, the terms “Royale Energy,” “us,” “we” or “our” refer to Royale Energy, Inc., and not any of its subsidiaries.

Our board of directors is authorized to cause us to issue, from our authorized but unissued shares of preferred stock, one or more series of preferred stock, to establish from time to time the number of shares to be included in each such series, and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series. Pursuant to this authority, prior to this offering, our board of directors established the terms of the Series A1 Preferred Stock, which are described below.

When issued as part of the units, the Series A1 Preferred Stock will be validly issued, fully paid and non-assessable. The holders of the Series A1 Preferred Stock will have no preemptive rights with respect to any of our stock or any securities convertible into (other than as described below under the heading “—Conversion Rights”) or carrying rights or options to purchase any such stock. The Series A1 Preferred Stock will not be subject to any sinking fund or other obligation of us to redeem or retire the Series A1 Preferred Stock, but we may redeem the Series A1 Preferred Stock as described below under “Redemption.” Unless redeemed or repurchased by us, the Series A1 Preferred Stock will have a perpetual term with no maturity.

Under the terms and subject to the conditions contained in the underwriting agreement with our underwriter (see above under the caption “Underwriting”), we have agreed to issue and sell to the public through our underwriter, and the underwriter has agreed to offer and sell, 200,000 Units, with each Unit comprising one share of Series A1 Preferred Stock, one Class A Warrant to purchase one share of our common stock and one Class B Warrant to purchase one share of our common stock, on a best-efforts basis. However, one of the conditions to our obligation to sell any of the shares of Series A1 Preferred Stock through the underwriter is that, upon the closing of the offering, the shares would qualify for listing on the NASDAQ Capital Market. In order to list, the NASDAQ Capital Market requires that at least 200,000 shares of Series A1 Preferred Stock be outstanding and the shares must be held in the aggregate by at least 100 round lot shareholders holding an aggregate of at least $3,500,000 in shares.

Subject to issuance, we anticipate that our shares of Series A1 Preferred Stock will be approved for listing on the NASDAQ Capital Market under the symbol “ROYL.PR.A” assuming that we sell a sufficient number of shares of Series A1 Preferred Stock and we otherwise to satisfy the listing requirements.

The Series A1 Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee, The Depository Trust Company, except in limited circumstances. See “Book-Entry Procedures” below.

The transfer agent, registrar and dividend disbursing agent for the Series A1 Preferred Stock will be Securities Transfer & Trust Co., LLC.

Ranking

The Series A1 Preferred Stock will rank: (i) senior to our common stock and any other equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank junior to such Series A1 Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “junior shares;” (ii) equal to any shares of equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank on par with such Series A1 Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “parity shares;” (iii) junior to our existing Series AA Preferred Stock as to liquidation rights, which has been fully issued; (iv) junior to all other equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to such Series A1 Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such creation would require the affirmative vote of the holders of at least the majority of the outstanding shares of Series A1 Preferred Stock), referred to, together with the Series AA Preferred Stock, as “senior shares;” and (v) junior to all our existing and future indebtedness.

Dividends

Holders of the Series A1 Preferred Stock will be entitled to receive, when and as declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8% per annum of the $17.50 per share liquidation preference, equivalent to $1.40 per annum per share.

With respect to shares of Series A1 Preferred Stock to be issued pursuant to this offering, we anticipate setting the record date for a                      2012 partial dividend period on                     , 2012, with such dividend payment for such partial dividend period to be made on                      2012. With respect to subsequent monthly dividend periods, we anticipate setting the record date for each such subsequent monthly dividend period on or about the fifteenth of every month with dividends for such monthly dividend period to be paid at the end of such month to such holders of record. Holders of Series A1 Preferred Stock will only be entitled to dividend payments for each monthly dividend period pursuant to which they are the holder of record as of the applicable record date. Accordingly, any shares of Series A1 Preferred Stock initially issued after the record date for a monthly dividend period (which is expected to be on or about the fifteenth of each monthly dividend period except for the partial                      2012 dividend period) will not be entitled to dividends for such monthly dividend period. Dividends will generally be payable monthly in arrears on the last day of each calendar month; provided, that if such day falls on a national holiday or a weekend, such dividends will be due and payable on the next business day following such weekend or national holiday. Dividends payable on the shares of Series A1 Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as discussed above with respect to the                      2012 partial dividend period, we will pay dividends to holders of record as they appear in our stock records at the close of business on the applicable record date, which will be the 10th day preceding the applicable payment date, or such other date we establish no less than ten days and no more than 30 days preceding the payment date.

We will not declare or pay or set aside for payment any dividend on the shares of Series A1 Preferred Stock if the terms of any of our agreements or senior shares, including agreements relating to our indebtedness and the certificate of determination relating to our Series AA Preferred Stock, prohibit that declaration, payment or setting aside of funds or provide that the declaration, payment or setting aside of funds is a breach of or a default under that agreement, or if the declaration, payment or setting aside of funds is restricted or prohibited by law. In addition, future debt, contractual covenants or arrangements we enter into may restrict or prevent future dividend payments. See the risk factor entitled “We could be prevented from paying dividends on the Series A1 Preferred Stock” on page S-15 of this prospectus supplement for additional information.

Notwithstanding the foregoing, however, dividends on the shares of Series A1 Preferred Stock will accrue regardless of whether: (i) the terms of our senior shares or our agreements, including our existing or future indebtedness, at any time prohibit the current payment of dividends; (ii) we have earnings; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are declared by our board of directors. Except as otherwise provided, accrued but unpaid distributions on the shares of Series A1 Preferred Stock will not bear interest, and holders of the shares of Series A1 Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions as described above. All of our dividends on the shares of Series A1 Preferred Stock will be credited to the previously accrued dividends on the shares of Series A1 Preferred Stock. We will credit any dividends paid on the shares of Series A1 Preferred Stock first to the earliest accrued and unpaid dividend due.

We may not declare or pay any dividends, or set aside any funds for the payment of dividends, on shares of common stock or other junior shares, or redeem, purchase or otherwise acquire shares of common stock or other junior shares, unless we also have declared and either paid or set aside for payment the full cumulative dividends on the shares of Series A1 Preferred Stock for all past dividend periods.

If we do not declare and either pay or set aside for payment the full cumulative dividends on the shares of Series A1 Preferred Stock and all parity shares, the amount which we have declared will be allocated pro rata to the shares of Series A1 Preferred Stock and to each parity share so that the amount declared for each share of Series A1 Preferred Stock and for each parity share is proportionate to the accrued and unpaid distributions on those shares.

Failure to Make Dividend Payments

If we have committed a dividend default by failing to pay the accrued cash dividends on the outstanding Series A1 Preferred Stock in full for any monthly dividend period within a quarterly period for four consecutive quarterly periods or for a total of four non-consecutive quarterly periods within any sixteen consecutive quarterly periods, then until we have paid all accrued dividends on the shares of our Series A1 Preferred Stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full: (i) the annual dividend rate on the Series A1 Preferred Stock will be increased to 10% per annum, which we refer to as the Penalty Rate, commencing on the first day after the dividend payment date on which such dividend default occurs; (ii) if we do not pay dividends in cash, dividends on the Series A1 Preferred Stock, including all accrued but unpaid dividends, will be paid either (a) if our common stock is then listed or quoted on the New York Stock Exchange, the NYSE Amex or The NASDAQ Global, Global Select or Capital Market, or a comparable national exchange (each a “national exchange”), in the form of our fully-tradable registered common stock (based on the weighted average daily trading price for the ten business day period ending on the business day immediately preceding the payment) and cash in lieu of any fractional share, or (b) if our common stock is not then listed on a national exchange, in the form of additional shares of Series A1 Preferred Stock with a liquidation value equal to the amount of the dividend and cash in lieu of any fractional share; and (iii) the holders of our Series A1 Preferred Stock will have the voting rights described below, until we have paid all dividends on the shares of our Series A1 Preferred Stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full. See “Description of Series A1 Preferred Stock—Voting Rights.” Once we have paid all accumulated and unpaid dividends in full and have paid cash dividends at the Penalty Rate in full for each month for an additional two consecutive quarters, the dividend rate will be restored to the stated rate and the foregoing provisions will not be applicable, unless we again fail to pay any monthly dividend for any future quarter.

In addition to the rights described above, if we have cumulatively failed to pay dividends on the Series A1 Preferred Stock for eight quarterly periods, whether consecutive or not, the holders of the Series A1 Preferred Stock, voting separately as a class with holders of all other series of parity shares upon which like voting rights have been conferred and are exercisable, shall have the right to elect a majority of our board of directors until all such dividends on the Series A1 Preferred Stock in arrears are paid in full.

We are required by the terms of the certificate of determination governing the Series A1 Preferred Stock to reserve a sufficient number of shares of our common stock or Series A1 Preferred Stock for the payment of dividends in additional shares of our common stock or Series A1 Preferred Stock.

Failure to Maintain National Exchange Listing of Series A1 Preferred Stock

Once the NASDAQ Capital Market confirms that the Series A1 Preferred Stock is eligible for listing, if we fail to maintain the listing of the Series A1 Preferred Stock on a national exchange for at least 180 consecutive days, then: (i) the annual dividend rate on the Series A1 Preferred Stock will be increased to the Penalty Rate commencing on the 181st day, in a period of 181 consecutive days, that the Series A1 Preferred Stock is not listed on a national exchange, and (ii) holders of Series A1 Preferred Stock will have the voting rights described below. See “—Voting Rights.” When the Series A1 Preferred Stock is once again listed on a national exchange, the dividend rate will be restored to the Stated Rate and the foregoing provisions will not be applicable, unless the Series A1 Preferred Stock is again no longer listed on a national exchange.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of junior shares in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of Series A1 Preferred Stock shall be entitled to receive out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, or $17.50 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A1 Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series A1 Preferred Stock and the corresponding amounts payable on all senior shares and parity shares, then after payment of the liquidating distribution on all outstanding senior shares, the holders of the Series A1 Preferred Stock and all other such classes or series of parity shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, the consolidation or merger of us with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of us.

The certificate of determination for the Series A1 Preferred Stock will not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series A1 Preferred Stock.

Redemption

General

We may not redeem the Series A1 Preferred Stock prior to June 30, 2015, except following a “Change of Ownership or Control” as described below in this prospectus supplement. On or after June 30, 2015, we, at our option, upon not less than 30 nor more than 60 days’ written notice, may redeem the Series A1 Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $17.50 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest. If fewer than all of the outstanding Series A1 Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by us.

Unless full cumulative dividends on all Series A1 Preferred Stock and all parity shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Series A1 Preferred Stock or parity shares shall be redeemed unless all outstanding Series A1 Preferred Stock and parity shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series A1 Preferred Stock or parity shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A1 Preferred Stock and parity shares. Furthermore, unless full cumulative dividends on all outstanding Series A1 Preferred Stock and parity shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any Series A1 Preferred Stock or parity shares (except by conversion into or exchange for our junior shares and parity shares).

From and after the redemption date (unless we default in payment of the redemption price), all dividends will cease to accumulate on the Series A1 Preferred Stock, such shares shall no longer be deemed to be outstanding, and all of your rights as a holder of shares of Series A1 Preferred Stock will terminate with respect to such shares, except the right to receive the redemption price and all accrued and unpaid dividends up to the redemption date.

Procedures

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Series A1 Preferred Stock at the address shown on our share transfer books. Each notice shall state: (i) the redemption date, (ii) the number of shares of Series A1 Preferred Stock to be redeemed, (iii) the redemption price of $17.50 per share of Series A1 Preferred Stock, plus any accrued and unpaid dividends through the date of redemption, (iv) the place or places where any certificates issued for Series A1 Preferred Stock other than through the DTC book entry described below, are to be surrendered for payment of the redemption price, (v) that dividends on the Series A1Preferred Stock will cease to accrue on such redemption date, and (vi) any other information required by law or by the applicable rules of any exchange upon which the Series A1 Preferred Stock may be listed or admitted for trading. If fewer than all outstanding shares of Series A1 Preferred Stock are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Series A1 Preferred Stock to be redeemed from each such holder.

At our election, on or prior to the redemption date, we may irrevocably deposit the redemption price (including accrued and unpaid dividends) of the Series A1 Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of the Series A1 Preferred Stock will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price, and (iii) require such holders to surrender any certificates issued for Series A1 Preferred Stock other than through the DTC book entry described below at such place on or about the date fixed in such redemption notice (which may not be later than such redemption date) against payment of the redemption price (including all accrued and unpaid dividends to the redemption date). Any interest or other earnings earned on the redemption price (including all accrued and unpaid dividends) deposited with a bank or trust company will be paid to us. Any monies so deposited that remain unclaimed by the holders of the Series A1 Preferred Stock at the end of six months after the redemption date will be returned to us by such bank or trust company. If we make such a deposit, shares of the Series A1 Preferred Stock shall not be considered outstanding for purposes of voting or determining shares entitled to vote on any matter on or after the date of such deposit.

On or after the date fixed for redemption, each holder of shares of Series A1 Preferred Stock that holds a certificate other than through the DTC book entry described below must present and surrender each certificate representing his Series A1 Preferred Stock to us at the place designated in the applicable notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series A1 Preferred Stock as the owner thereof, each surrendered certificate will be canceled and the shares will be retired and restored to the status of undesignated, authorized shares of preferred stock.

If we redeem any shares of Series A1 Preferred Stock and if the redemption date occurs after a dividend record date and on or prior to the related dividend payment date, the dividend payable on such dividend payment date with respect to such shares called for redemption shall be payable on such dividend payment date to the holders of record at the close of business on such dividend record date, and shall not be payable as part of the redemption price for such shares.

Special Redemption upon Change of Ownership or Control

Following a “Change of Ownership or Control” of us by a person, entity or group, we (or the acquiring entity) will have the option to redeem the Series A1 Preferred Stock, in whole but not in part, within 120 days after the date on which the Change of Ownership or Control has occurred for cash, at $17.50 per share, plus accrued and unpaid dividends (whether or not earned or declared), up to the redemption date.

However, if we (or the acquiring entity) have not notified the holders of the Series A1 Preferred Stock before such an event of our intent to redeem the Series A1 Preferred Stock, the holders of the Series A1 Preferred Stock have the right to convert their Series A1 Preferred Stock into shares of our common stock immediately before consummation of the Change of Ownership or Control transaction and to participate in such transaction along with the holders of our common stock. The Series A1 Preferred Stock is convertible at such time into an amount of common stock equal to the result of dividing the sum of the $17.50 per share liquidation preference plus the amount of any accrued but unpaid dividends up to but not including the date of the consummation of such transaction by the value of the consideration offered for each share of common stock.

A “Change of Ownership or Control” shall be deemed to have occurred on the date: (i) that a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the voting stock of our company; (ii) that we sell, transfer or otherwise dispose of all or substantially all of our assets; or (iii) of the consummation of a merger or share exchange of our company with another entity where our shareholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of the outstanding voting stock of the corporation issuing cash or securities in the merger or share exchange (without consideration of the rights of any class of stock to elect directors by a separate group vote), or where members of our board of directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange. “Voting stock” shall mean stock of any class or kind having the power to vote generally for the election of directors.

Voting Rights

Except as indicated below, the holders of Series A1 Preferred Stock will have no voting rights.

If and whenever either (i) cash dividends on any outstanding Series A1 Preferred Stock have not been paid in full for any monthly dividend period for any four consecutive or non-consecutive quarterly periods, whether or not earned or declared, or (ii) the Series A1 Preferred Stock is not listed on a national exchange for a period of at least 180 consecutive days after it becomes eligible for listing, the number of directors then constituting our board of directors will increase by two, and the holders of Series A1 Preferred Stock, voting together as a class with the holders of any other parity shares upon which like voting rights have been conferred (any such other series, being “voting preferred shares”), will have the right to appoint two observers to our board of directors until all such dividends and all dividends for the current quarterly period on the Series A1 Preferred Stock and such other voting preferred shares have been paid or declared and paid or set aside for payment for two consecutive quarterly periods, or until the Series A1 Preferred Stock is again subject to a national exchange listing, as applicable.

The approval of the majority of the outstanding Series A1 Preferred Stock and all other series of voting preferred shares similarly affected, voting as a single class, is required in order to: (i) amend our articles of incorporation if such amendment materially and adversely affects the rights, preferences or voting power of the holders of the Series A1 Preferred Stock or the voting preferred shares; (ii) enter into a statutory share exchange that affects the Series A1 Preferred Stock, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into us, unless in each such case each share of Series A1 Preferred Stock remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving entity having preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of the Series A1 Preferred Stock (except for changes that do not materially and adversely affect the holders of the Series A1 Preferred Stock); or (iii) authorize, reclassify, create, or increase the authorized amount of any class of stock having rights senior to the Series A1 Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up. The creation of a class of parity shares or an increase of the authorized number of Series A1 Preferred Stock shall require the approval of the majority of the outstanding Series A1 Preferred Stock. However, we may create additional classes of shares ranking junior to the Series A1 Preferred Stock as to dividends or upon liquidation (each, referred to as “junior shares”), increase the authorized number of junior shares and issue additional shares of Series A1 Preferred Stock, series of parity shares and junior shares without the consent of any holder of Series A1 Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding Series A1 Preferred Stock have been redeemed in accordance with their terms or called for redemption in accordance with their terms and sufficient funds shall have been deposited in trust to effect such redemption.

Except as provided above, the holders of Series A1 Preferred Stock are not entitled to vote on any merger or consolidation involving us or a sale of all or substantially all of our assets or any amendment to our articles of incorporation.

Conversion Rights

The shares of Series A1 Preferred Stock are not convertible into or exchangeable for any of our other property or securities except under certain circumstances upon a change of ownership or control transaction.

Upon the occurrence of a change of ownership or control, which we refer to as the Change of Control Date, each holder of shares of our Series A1 Preferred Stock shall have the right, unless prior to the Change of Control Date we have provided notice of our election to redeem the shares of Series A1 Preferred Stock , as described above under the section entitled “Special Redemption upon Change of Ownership or Control,” to convert some or all of the shares of Series A1 Preferred Stock held by such holder on the Change of Control Date into a number of shares of our common stock, which we refer to as the Change of Control Conversion Right. The number of shares of common stock obtained upon such conversion would be equal to the quotient obtained by dividing (A) the sum of (x) the $17.50 per share liquidation preference plus (y) the amount of any accumulated and unpaid dividends to, but not including, the change of control date (unless the change of control date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for such accumulated and unpaid dividends will be included in such sum) by (B) the consideration per share of common stock paid in the change of ownership or control.

In the case of a change of ownership or control pursuant to which shares of common stock shall be converted into cash, securities or other property or assets (including any combination thereof), which we refer to as Alternative Form Consideration, a holder of shares of Series A1 Preferred Stock shall receive upon conversion of such shares of Series A1 Preferred Stock the kind and amount of Alternative Form Consideration which such holder of shares of Series A1 Preferred Stock would have owned or been entitled to receive upon the change of ownership or control had such holder of Series A1 Preferred Stock held a number of shares of our common stock equal to the consideration immediately prior to the effective time of the Change of Ownership or Control.

In the event that holders of shares of our common stock have the opportunity to elect the form of consideration to be received in the change of ownership or control, the consideration that the holders of shares of Series A1 Preferred Stock shall receive shall be in the form and proportion of the aggregate consideration elected by the holders of the shares of our common stock who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of shares of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the change of ownership or control.

No fractional shares of our common stock shall be issued upon the conversion of the Series A1 Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the price of shares of our common stock.

Within 15 days following the occurrence of a change of ownership or control, a notice of occurrence of the change of ownership or control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series A1 Preferred Stock at their addresses as they appear on our share transfer records and notice shall be provided to our transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series A1 Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the change of ownership or control; (ii) the date of the change of ownership or control; (iii) the last date on which the holders of shares of Series A1 Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the price per share of our common stock; (v) the Change of Control Conversion Date, which shall be a business day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, we have provided or will provide notice of our election to redeem all or any portion of the Series A1 Preferred Stock, the holder will not be able to convert shares of Series A1 Preferred Stock and such Series A1 Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Form Conversion Consideration entitled to be received per share of Series A1 Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of shares of Series A1 Preferred Stock must follow to exercise the Change of Control Conversion Right.

In order to exercise the Change of Control Conversion Right, a holder of shares of Series A1 Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates evidencing the shares of Series A1 Preferred Stock, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series A1 Preferred Stock to be converted; and (iii) that the shares of Series A1 Preferred Stock are to be converted pursuant to the applicable terms of the Series A1 Preferred Stock. Notwithstanding the foregoing, if the Series A1 Preferred Stock are held in global form, such notice shall comply with applicable procedures of the DTC.

Holders of shares of Series A1 Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series A1 Preferred Stock; (ii) if certificated shares of Series A1 Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series A1 Preferred Stock; and (iii) the number of shares of Series A1 Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series A1 Preferred Stock is held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

Shares of Series A1 Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable conversion consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, we have provided or provides notice of our election to redeem such shares of Series A1 Preferred Stock. If we elect to redeem such Series A1 Preferred Stock that would otherwise be converted into the applicable conversion consideration on a Change of Control Conversion Date, such Series A1 Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $17.50 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.

In any event, we shall deliver the applicable conversion consideration no later than the third business day following the Change of Control Conversion Date.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A1 Preferred Stock are outstanding, we will: (i) transmit by mail to all holders of Series A1 Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such sections (other than any exhibits that would have been required); and (ii) promptly upon written request, supply copies of such reports to any prospective holder of Series A1 Preferred Stock. We will mail the reports to the holders of Series A1 Preferred Stock within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Warrants

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of the warrant, which are attached to or referenced in the registration statement of which this prospectus supplement and accompanying prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

General

Assuming all 200,000 Units are sold in the offering, immediately after this offering, there will be 200,000 Class A Warrants outstanding to purchase up to 200,000 shares of our common stock, and 200,000 Class B Warrants outstanding to purchase up to 200,000 shares of our common stock. The Class A Warrants issued in this offering may be exercised at any time after the date of this prospectus supplement and ending on the third anniversary of the date of this prospectus supplement. The Class B Warrants issued in this offering may be exercised at any time after the date of this prospectus supplement and ending on the fifth anniversary of the date of this prospectus supplement. Each Class A Warrant entitles the holder to purchase one (1) share of our common stock at an exercise price of $5.55 per share. Each Class B Warrant entitles the holder to purchase one (1) share of our common stock at an exercise price of $10.00 per share. The exercise prices of the Warrants will be adjusted if specific events, summarized below, occur. A holder of the Warrants will not be deemed a holder of the underlying stock for any purpose until such Warrant is exercised.

Exercise

The holders of the Warrants may exercise them only if an appropriate registration statement is then in effect and if the common stock issuable upon their exercise are qualified for sale under the securities laws of the state in which the holder resides. To exercise a Warrant, the holder must deliver to our warrant agent notice of the exercise of the warrant on or before the expiration date or the redemption date, as applicable, accompanied by payment of the full exercise price for the number of Warrants being exercised. Fractional shares of common stock will not be issued upon exercise of the Warrants.

Unless otherwise specified in the Warrant Agent Agreement and Warrant, except upon at least 61 days’ notice from the holder to us, the holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants; and in no event will the holder have the right to exercise any portion of a Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise.

In order for the holders to exercise the Warrants, the shares of our common stock underlying them must be covered by an effective registration statement and, if the issuance of shares is not exempt under state securities laws, must be properly registered with state securities regulators. At present, we plan on maintaining the registration statement, to which this prospectus supplement is a part, current when the Warrants are redeemed and, to the extent that the underlying shares do not qualify for one or more exemptions under state securities laws, we intend to use our best efforts to maintain the registration of the shares with the relevant authorities. However, we cannot provide absolute assurances that state exemptions will be available, the state authorities will permit us to register the underlying shares, or that an effective registration statement will be in place at the relevant time(s). These factors may have an adverse effect on the demand for the Warrants and the prices that can be obtained from reselling them.

Adjustments of exercise price

The exercise price of the Warrants will be adjusted if we declare any stock dividend to shareholders or effect any split or share combination with regard to our common stock. If we effect any stock split or stock combination with regard to our common stock, the exercise price in effect immediately before the stock split or combination will be proportionately reduced or increased, as the case may be. Any adjustment of the exercise price will also result in an adjustment of the number of shares underlying a Warrant or, if we elect, an adjustment of the number of Warrants outstanding.

Forced Exercise

Each Class A Warrant contains a provision whereby we may, upon written notice to each Class A Warrant holder (a “Class A Warrant Forced Exercise Notice”), require the holder to exercise the Class A Warrant if (a) the average per share closing price of our common stock on a volume-weighted average basis for any ten (10) consecutive trading-day period is at least $7.50 (each, a “Class A Warrant Exercise Trigger Date”), (b) the Class A Warrant Exercise Trigger Date is more than one year after the date of the applicable Class A Warrant and (c) we send the Class A Warrant Forced Exercise Notice to the holder within 15 trading days after the applicable Class A Warrant Exercise Trigger Date. If the holder does not exercise the Class A Warrant within 20 days after the date of the Class A Warrant Forced Exercise Notice, the Class A Warrant shall be deemed canceled.

Each Class B Warrant contains a provision whereby we may, upon written notice to each Class B Warrant holder (a “Class B Warrant Forced Exercise Notice”), require the holder to exercise the Class B Warrant if (a) the average per share closing price of our common stock on a volume-weighted average basis for any ten (10) consecutive trading-day period is at least $15.00 (each, a “Class B Warrant Exercise Trigger Date”), (b) the Class

B Warrant Exercise Trigger Date is more than one year after the date of the applicable Class B Warrant and (c) we send the Class B Warrant Forced Exercise Notice to the holder within 15 trading days after the applicable Class B Warrant Exercise Trigger Date. If the holder does not exercise the Class B Warrant within 20 days after the date of the Class B Warrant Forced Exercise Notice, the Class B Warrant shall be deemed canceled.

Common Stock

The material terms and provisions of our common stock issuable upon conversion of the Series A1 Preferred Stock or upon exercise of the Warrants and each other class of our securities which qualifies or limits our common stock are described in “Description of Capital Stock” of this prospectus supplement.

Book-Entry Procedures for the Series A1 Preferred Stock

DTC will act as securities depositary for the Series A1 Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series A1 Preferred Stock issued as part of this offering. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the Series A1 Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series A1 Preferred Stock will pass by book-entry registration of the transfer within the records of DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC.

Each person owning a beneficial interest in the Series A1 Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A1 Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, referred to as “Direct Participants”, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the NYSE Amex, and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, referred to as “Indirect Participants.” The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase the Series A1 Preferred Stock within the DTC system, the purchase must be made by or through a Direct Participant. The Direct Participant will receive a credit for the Series A1 Preferred Stock on DTC’s records. You, as the actual owner of the Series A1 Preferred Stock, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Series A1 Preferred Stock is credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A1 Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of the Series A1 Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series A1 Preferred Stock.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our amended and restated Articles of Incorporation, as amended or supplemented, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices will be sent to Cede & Co. If less than all of the outstanding shares of Series A1 Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of Series A1 Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Series A1 Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Series A1 Preferred Stock is credited on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series A1 Preferred Stock will be made directly to DTC. DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series A1 Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A1 Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A1 Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A1 Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Initial settlement for the Series A1 Preferred Stock will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Material U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences that may be applicable to “U.S. holders” and “Non-U.S. holders” (each as defined below) with respect to the purchase, ownership, and disposition of Series A1 Preferred Stock and Warrants offered by this prospectus supplement and the disposition of shares of common stock received upon exercise of Warrants offered by this prospectus supplement. This discussion only applies to purchasers who purchase and hold the Series A1 Preferred Stock and Warrants offered by this prospectus supplement, and shares of common stock received upon exercise of Warrants as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of Series A1 Preferred Stock and Warrants in light of its particular circumstances.

This discussion is based upon provisions of the Code, Treasury regulations, rulings and judicial decisions as of the date hereof. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local, gift, estate or other tax considerations that may be relevant to a purchaser or holder of Series A1 Preferred Stock, Warrants or common stock received upon exercise of Warrants in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or holder of Series A1 Preferred Stock and Warrants, offered by this prospectus supplement or common stock received upon exercise of Warrants who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity (such as a partnership) or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding Series A1 Preferred Stock, Warrants or common stock received upon an exercise of Warrants as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, former U.S. citizens, or former long-term U.S. residents). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds Series A1 Preferred Stock, Warrants or common stock received upon exercise of Warrants, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding our Series A1 Preferred Stock, Warrants or common stock received upon exercise of Warrants, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of our Series A1 Preferred Stock, Warrants or common stock received upon exercise of Warrants.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY PROSPECTIVE PURCHASER OF OUR SERIES A1 PREFERRED STOCK, WARRANTS OR COMMON STOCK RECEIVED UPON EXERCISE OF WARRANTS. ADDITIONALLY, THIS DISCUSSION CANNOT BE USED BY ANY HOLDER FOR THE PURPOSE OF AVOIDING TAX PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDER. IF YOU ARE CONSIDERING THE PURCHASE OF OUR SERIES A1 PREFERRED STOCK AND WARRANTS, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SERIES A1 PREFERRED STOCK, WARRANTS AND COMMON STOCK RECEIVED UPON EXERCISE OF WARRANTS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF APPLICABLE STATE, LOCAL AND FOREIGN TAXING JURISDICTIONS. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISORS CONCERNING ANY POSSIBLE ENACTMENT OF LEGISLATION THAT WOULD AFFECT YOUR INVESTMENT IN OUR SERIES A1 PREFERRED STOCK, WARRANTS AND COMMON STOCK TO BE RECEIVED UPON EXERCISE OF WARRANTS IN YOUR PARTICULAR CIRCUMSTANCES.

U.S. holders:

Subject to the qualifications set forth above, the following discussion summarizes the material U.S. federal income tax consequences to “U.S. holders” (as defined below) of the purchase, ownership and disposition of our Series A1 Preferred Stock, Warrants and common stock received upon exercise of the Warrants. You are a “U.S. holder” if you are a beneficial owner of Series A1 Preferred stock, Warrants or common stock received upon exercise of the Warrants and you are for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Allocation of the Purchase Price. In the offering pursuant to this prospectus supplement, a U.S. holder will acquire both Series A1 Preferred Stock and Warrants to purchase for shares of common stock for each share of Series A1 Preferred Stock. Accordingly, the offering price must be allocated between the Series A1 Preferred Stock and the Warrants based on their respective fair market values. We believe, and intend to take the reporting position, that the fair market value on the issuance date of a share of Series A1 Preferred Stock and the Warrants should be $13.0965 and $4.4035 (which is comprised of $1.7992 for Class A Warrants and $2.6043 for Class B Warrants), respectively.

Distributions in General. In general, if distributions are made with respect to our Series A1 Preferred Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the Series A1 Preferred Stock, and the excess will be treated as gain from the disposition of the Series A1 Preferred Stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Consequences—U.S. holders: Disposition of Series A1 Preferred Stock, Including Redemptions.”

Dividends received by individual holders of Series A1 Preferred Stock will generally be subject to a reduced maximum current tax rate of 15% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual stockholder elects to treat the dividends as “investment income,” which may be offset by investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual stockholders with respect to the Series A1 Preferred Stock that is held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the Series A1 Preferred Stock becomes ex-dividend. Also, if a dividend received by an individual stockholder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual holder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such holder’s holding period for the stock. In addition, under the Patient Protection and 2010 Reconciliation Act (the “2010 Reconciliation Act”), dividends recognized after December 31, 2012 by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. Individual stockholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

Dividends received by corporations generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred stock with an arrearage of dividends, the holding period is at least 91 days during the 181 day period beginning on the date 90 days before the ex-dividend date of the stock. If a corporate stockholder receives a dividend on the Series A1 Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the stockholder in certain instances must reduce its basis in the Series A1 Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate stockholder’s basis, any excess will be taxed as gain as if such stockholder had disposed of its shares in the year the “extraordinary dividend” is paid. Each domestic corporate holder of Series A1 Preferred Stock is urged to consult with its tax advisors with respect to the eligibility for and amount of any dividends received deduction and the application of Code Section 1059 to any dividends it receives.

Distributions of Additional Shares of Common Stock or Series A1 Preferred Stock. As discussed under “Description of Series A1 Preferred Stock—Dividends—Failure to Make Dividend Payments,” the certificate of determination governing the Series A1 Preferred Stock requires us to pay dividends on Series A1 Preferred Stock “in-kind” in shares of our common stock or additional shares of Series A1 Preferred Stock in certain circumstances. Such dividend distributions of shares of common stock or additional shares of Series A1 Preferred Stock will be treated as taxable distributions in the same manner as cash distributions. The amount of the distribution and basis of the shares of common stock or Series A1 Preferred Stock received will be equal to the fair market value of such shares on the distribution date.

A U.S. holder of Series A1 Preferred Stock may upon a Change of Ownership or Control event require the Company to convert the holder’s Series A1 Preferred Stock into shares of the Company’s common stock immediately before the Change of Ownership or Control event. The value of the common stock to be received upon conversion of the Series A1 Preferred Stock would be equal to the liquidation preference of the Series A1 Preferred Stock, i.e. $17.50, plus accrued and unpaid dividends. Also, the Company has the right to call the Series A1 Preferred Stock for redemption on or after June 30, 2015, or upon a Change of Ownership or Control event. Generally, the stated redemption price of a share of Series A1 Preferred Stock is equal to the liquidation preference of the Series A1 Preferred Stock, i.e., $17.50, plus accrued and unpaid dividends, and is payable in cash.

Because the Series A1 Preferred Stock may be redeemed under the circumstances described above at a price higher than its issue price for tax purposes, the difference (or redemption premium) may be treated as a constructive distribution or series of constructive distributions to U.S. holders of additional Series A1 Preferred Stock unless the exceptions discussed below are applicable. The constructive distributions would be determined under principles similar to those applicable to debt instruments issued with original issue discount under the provisions of Sections 1271 through 1275 of the Code and applicable Treasury regulations. Such constructive distributions would be treated for U.S. federal income tax purposes as actual distributions of Series A1 Preferred Stock, which would constitute a dividend, return of capital or capital gain in the same manner as cash distributions described under the heading “Material U.S. Federal Income Tax Consequences—U.S. Holder: Distributions in General.”

Constructive distributions will not result if the redemption premium for the Series A1 Preferred Stock is less than a de minimis amount as determined under principles similar to those applicable to original issue discount for debt instruments under Sections 1273 of the Code and applicable Treasury regulations. Generally, under those principles, the redemption premium of the Series A1 Preferred Stock should be considered as de minimis if such premium is less than .0025 of the Series A1 Preferred Stock’s liquidation price of $17.50 at maturity, multiplied by the number of complete years to maturity. Based on facts and circumstances as of the date of this prospectus supplement including the Company’s view of the value to be assigned to the Warrants in the offering and that it is remote that any Change of Ownership or Control event would occur within 2 years of the offering date, the Company’s believes that the redemption premium of the Series A1 Preferred Stock should be treated as de minimis. Accordingly, and assuming that the value to be assigned to the Warrants to purchase ten shares of common stock issued with each share of Series A1 Preferred Stock is less than $.50, the Company intends to take the position that periodic constructive distributions of the Series A1 Preferred Stock’s redemption premium are not required. There can be no assurance that the Internal Revenue Service will agree with the Company’s position. If the Internal Revenue Service challenges the Company’s position, there can be no assurance that the Internal Revenue Service would not prevail in such litigation. U.S. holders are urged to consult with their own counsel regarding this matter. Additionally, if the value of the Warrants to purchase shares of common stock as part of the Units is $.50 or more as of the issuance date, the de minimis exception will not be available and the holder may be required to recognize the redemption premium as constructive distributions unless the requirements discussed below are satisfied.

Even if the de minimis exception discussed above is not applicable, a U.S. holder of Series A1 Preferred Stock would not recognize constructive distributions of the redemption premium if certain requirements are satisfied with respect to the Company’s right of redemption of the Series A1 Preferred Stock and the holder’s right to put the Series A1 Preferred Stock to the Company. The Company’s right of redemption on or after June 30, 2015, or on a Change of Ownership or Control event should not result in constructive distributions of the redemption premium, if, based on all of the facts and circumstances as of the issue date, the redemption pursuant to the Company’s right to redeem the Series A1 Preferred Stock is more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%”); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of original issue discount under the Treasury regulations under Sections 1271 through 1275 of the Code. The fact that a redemption right is not described in the preceding sentence does not mean that an issuer’s right to redeem is more likely than not to occur and the issuer’s right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur. The Company believes that its right to call the Series A1 Preferred Stock for redemption should not be treated as more likely than not to occur applying the foregoing test, and as a result, no constructive distribution should be required.

The U.S. holder’s right to put the Series A1 Preferred Stock to the Company upon a Change of Ownership or Control event in which the Company does not exercise its right of redemption would not require the holder to recognize constructive distributions of the redemption premium if the holder’s right to put the Series A1 Preferred Stock to the Company is subject to a contingency: (i) that is beyond the legal or practical control of either the holder or holders as a group (or through a related party within the meaning of Sections 267(b) or 707(b) of the Code); and (ii) that, based on all facts and circumstances as of the issue date, renders remote the likelihood of redemption. There is presently no Internal Revenue Service guidance regarding whether the put right conditioned upon a Change of Ownership or Control event of the Company may be viewed as remote. Accordingly, if the de minimis exception is not applicable, there can be no assurance that the holder will be not be required to recognize constructive distributions equal to the redemption premium.

Disposition of Series A1 Preferred Stock, Including Redemptions. Upon any sale, exchange, redemption (except as discussed below), or other disposition of the Series A1 Preferred Stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series A1 Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Series A1 Preferred Stock is longer than one year. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, under the 2010 Reconciliation Act, gains recognized after December 31, 2012, by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income.

A redemption of shares of the Series A1 Preferred Stock will generally be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a U.S. holder generally will recognize capital gain or loss (which will be long-term capital gain or loss, if the U.S. holder’s holding period for such Series A1 Preferred

Stock exceeds one year), equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series A1 Preferred Stock redeemed, except to the extent that any cash or the Company’s common stock or Series A1 Preferred Stock received is attributable to any accrued but unpaid dividends on the Series A1 Preferred Stock, which generally will be subject to the rules discussed above in “Material U.S. Federal Income Tax Consequences-U.S. holders: Distributions in General.” A payment made in redemption of Series A1 Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series A1 Preferred Stock, unless the redemption:

•	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;

•	is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;

•	results in a “complete redemption” of a U.S. holder’s stock interest in the Company under Section 302(b)(3) of the Code; or

•	is a redemption of stock held by a non-corporate shareholder, which results in a partial liquidation of the Company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of Series A1 Preferred Stock and our common stock that the U.S. holder actually owns, but also shares that the U.S. holder constructively owns within the meaning of Section 318 of the Code, including shares constructively owned by reason of ownership of Warrants.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the company, which will depend on the U.S. holder’s particular facts and circumstances at such time. If the redemption payment is treated as a dividend, the rules discussed above in “Material U.S. Federal Income Tax Consequences—U.S. holders: Distributions in General” apply.

Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Section 302(b)(3) and Section 302(b)(2) of the Code. A redemption will result in a “complete redemption” if either all of our stock actually and constructively owned by a U.S. holder is exchanged in the redemption or all of our stock actually owned by the U.S. holder is exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of Series A1 Preferred Stock will not qualify for this exception because the voting rights are limited as provided in the “Description of Series A1 Preferred Stock—Voting Rights.”

For purposes of the “redemption of non-corporate shareholder in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature, and had been interpreted under case law to include the termination of a business or line of business.

Each U.S. holder of Series A1 Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of Series A1 Preferred Stock will be treated as a dividend or payment in exchange for the Series A1 Preferred Stock. If the redemption payment is treated as a dividend, the rules discussed above in “Material U.S. Federal Income Tax Consequences—U.S. holders: Distributions in General” apply.

Receipt of Warrant. The receipt of Warrants issued pursuant to this prospectus supplement as part of the Units should not be a taxable event to U.S. holders.

Tax Basis and Holding Period of Warrant. A U.S. holder’s initial tax basis in each Warrant should equal the fair market value of each Class A Warrant and each Class B Warrant on the issuance date, which we intend to report as $4,4035 for Class A Warrants and $1.7992 for Class B Warrants, assuming that the value of a Warrant as determined by us on the issue date is the same as the value of the Warrant at determined by us on the date of this prospectus supplement.

Exercise of Warrant. A U.S. holder should not recognize income, gain, or loss upon the exercise of a Warrant. The U.S. holder’s adjusted tax basis in the shares of common stock acquired upon exercise of a Warrant equals the sum of the exercise price of the Warrant paid for the shares plus the U.S. holder’s adjusted tax basis in the Warrant. The holding period for the shares of common stock acquired upon exercise of a Warrant begins on the date the Warrant is exercised.

Expiration of Warrant. A U.S. holder should recognize a loss upon the expiration of a Warrant received pursuant to this prospectus supplement equal to the holder’s adjusted tax basis in the Warrant. Any such loss is deemed to have resulted from a sale or exchange of the Warrant on the date of its expiration. See the discussion below under “Material U.S. Federal Income Tax Consequence—U.S. Holders—Disposition of Warrants.”

Disposition of Warrant. Upon a taxable disposition of a Warrant, a U.S. Holder should generally recognize gain or loss equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in the Warrant. The gain or loss should generally be long-term capital gain or loss if the U.S. Holder’s holding period for the Warrant is more than one year. The deductibility of capital losses is subject to certain limitations. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, under the 2010 Reconciliation Act, gains recognized after December 31, 2012, by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income.

Gain or Loss on Disposition of Shares of Common Stock. A U.S. Holder should generally recognize gain or loss on any taxable disposition of shares of common stock received upon exercise of Warrants received pursuant to this prospectus supplement. The gain or loss recognized in a taxable disposition should be equal to the difference between the U.S. Holder’s adjusted tax basis in the shares of common stock (see “Material U.S. Federal Income Tax Consequences—U.S. Holders—Exercise of Warrant”) and the amount realized from the taxable disposition. Gain or loss should be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder’s holding period for the shares of common stock is more than one year (see “Material U.S. Federal Income Tax Consequences—U.S. Holders—Exercise of Warrant.”). In the case of non-corporate U.S. Holders, any long-term capital gain may be taxed at preferential rates. The deductibility of capital losses is subject to limitations. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, under the 2010 Reconciliation Act, gains recognized after December 31, 2012, by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the Series A1 Preferred Stock and to certain payments of proceeds on the sale or other disposition of Series A1 Preferred Stock and Warrants issued as part of the Units pursuant to this prospectus supplement or common stock received upon exercise of the Warrants. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the Series A1 Preferred Stock and certain payments of proceeds on the sale or other disposition of our Series A1 Preferred Stock, Warrants or common stock received upon exercise of Warrants unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.

Sunset Provisions of Certain Tax Rates: Several of the tax considerations described in this prospectus supplement are subject to a sunset provision. On December 17, 2010, President Obama signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, extending through December 31, 2012 certain federal income tax rates which had been set to expire (i.e., “sunset”) on December 31, 2010. The amended sunset generally provides that for taxable years beginning after December 31, 2012, certain federal income tax rates will revert back to prior federal income tax rates. The impact of the sunset is not discussed in this prospectus supplement and the accompanying prospectus. Consequently, U.S. holders are urged to consult their own tax advisors regarding the effect of the sunset based on their individual tax situations.

Non-U.S. holders:

Subject to the qualifications set forth above under the caption “Material U.S. Federal Income Tax Consequences,” the following discussion summarizes the material U.S. federal income tax consequences to certain “Non-U.S. holders” (as defined below) of the purchase, ownership and disposition of Series A1 Preferred Stock and Warrants issued pursuant to this prospectus supplement and common stock received upon exercise of the Warrants. For purposes of this discussion, you are a “Non-U.S. holder” if you are a beneficial owner of Series A1 Preferred Stock or Warrants issued pursuant to this prospectus supplement and common stock received upon exercise of Warrants, and you are not a “U.S. holder.”

Allocation of the Purchase Price. In the offering pursuant to this prospectus supplement, a Non-U.S. holder will acquire both Series A1 Preferred Stock and Warrants to purchase shares of common stock for each share of Series A1 Preferred Stock. Accordingly, the offering price must be allocated between the Series A1 Preferred Stock and the Warrants based on their respective fair market values. We believe, and intend to take the reporting position, that the fair market value on the issuance date of a share of Series A1 Preferred Stock and the Warrants to purchase shares of common stock should be $13.0965 and $4.4035 (which is comprised of $1.7992 for Class A Warrants and $2.6043 for Class B Warrants),, respectively.

Distributions on the Series A1 Preferred Stock. In general, if distributions (whether in cash or our common stock or Series A1 Preferred Stock including constructive distributions as discussed under the heading “Material U.S. Federal Income Tax Consequences—U.S. holders: Distributions of Additional Shares of Common Stock or Series A1 Preferred Stock”) are made with respect to our Series A1 Preferred Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and will be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the Series A1 Preferred Stock and, to the extent such portion exceeds the Non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the Series A1 Preferred Stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Consequences—Non-U.S. holders: Disposition of Series A1 Preferred Stock, Including Redemptions.” In addition, if we are a U.S. real property holding corporation, i.e. a “USRPHC,” which we believe that we are currently, and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (provided that the withholding rate may not be at a rate lower than 10% unless an applicable income tax treaty provides for lower rate of withholding for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 10% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Material U.S. Federal Income Tax Consequences—Non-U.S. holders: Disposition of Series A1 Preferred Stock, Including Redemptions”), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

Dividends paid to a Non-U.S. holder of our Series A1 Preferred Stock will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. holder of our Series A1 Preferred Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (b) if our Series A1 Preferred Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations.

A Non-U.S. holder of our Series A1 Preferred Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Disposition of Series A1 Preferred Stock, Including Redemptions. Any gain realized by a Non-U.S. holder on the disposition of our Series A1 Preferred Stock will generally not be subject to U.S. federal income or withholding tax unless:

•

the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States);

•	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

•

we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. holder owned directly or pursuant to attribution rules at any time during the five-year period ending on the date of disposition more than 5% of our Series A1 Preferred Stock. This assumes that our Series A1 Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code. We believe we are currently a USRPHC and that our Series A1 Preferred Stock will be regularly traded on an established securities market.

A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and if it is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code.

If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the Series A1 Preferred Stock, such a Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Series A1 Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the Series A1 Preferred Stock is longer than one year. A Non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the Series A1 Preferred Stock, a redemption of shares of the Series A1 Preferred Stock will be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a Non-U.S. holder generally will recognize long-term capital gain or loss, if the Non-U.S. holder’s holding period for such Series A1 Preferred Stock exceeds one year, equal to the difference between the amount of cash received and fair market value of property received and the Non-U.S. holder’s adjusted tax basis in the Series A1 Preferred Stock redeemed, except that to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series A1 Preferred Stock, which generally will be subject to the rules discussed above in “Material U.S. Federal Income Tax Consequences-Non-U.S. holders: Distributions on the Series A1 Preferred Stock.” A payment made in redemption of Series A1 Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series A1 Preferred Stock, in the same circumstances discussed above under “Material U.S. Federal Income Tax Consequences-U.S. holders: Disposition of Series A1 Preferred Stock, Including Redemptions.” Each Non-U.S. holder of Series A1 Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of Series A1 Preferred Stock will be treated as a dividend or as payment in exchange for the Series A1 Preferred Stock.

Non-U.S Holder Owning Warrants and Common Stock:

Receipt of Warrant. The receipt of Warrants pursuant to this prospectus supplement should not be a taxable event to Non-U.S. holders.

Disposition of Warrant or Common Stock. A Non-U.S. holder generally should not be subject to United States federal income tax or withholding tax on gain realized on the taxable disposition of a Warrant or common stock received upon exercise of a Warrant unless the holder is described in the first and second bullet points under the heading “Material U.S. Federal Income Tax Consequences—Non-U.S. holders: Disposition of Series A1 Preferred Stock, Including Redemptions”, or the Warrants on the date acquired had a fair market value greater than 5% of the fair market value of the common stock on such date.

Information reporting and backup withholding. We must report annually to the Internal Revenue Service and to each Non-U.S. holder the amount of dividends paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. holder will not be subject to backup withholding on dividends paid to such Non-U.S. holder as long as such Non-U.S. holder certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person as defined under the Code), or such Non-U.S. holder otherwise establishes an exemption.

Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of our Series A1 Preferred Stock and Warrants received pursuant to this prospectus supplement and common stock received upon exercise of the Warrants unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Recently Enacted Legislation Relating to Foreign Accounts. Beginning with payments made after December 31, 2012, recently enacted legislation will generally impose a 30% withholding tax on dividends on Series A1 Preferred Stock and the gross proceeds of a disposition of Series A1 Preferred Stock and Warrants received pursuant to this prospectus supplement and common stock received upon exercise of the Warrants that are paid to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; and (ii) specified other foreign entities unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements. Non-U.S. holders should consult their own tax advisors regarding the application of this legislation to them.

Legal Matters

The legality of the issuance of the securities offered in this prospectus supplement will be passed upon for us by Strasburger & Price, LLP, Austin, Texas. K&L Gates LLP, Irvine, California, is acting as counsel for the underwriter in connection with certain matters related to the securities offered hereby.

Experts

Padgett Stratemann & Co, L.L.P., an independent registered public accounting firm, has audited our consolidated financial statements incorporated by reference in this prospectus supplement, as stated in their report, and such financial statements have been incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Certain estimates of our proved oil and gas reserves incorporated by reference herein were based in part upon engineering reports prepared by Netherland, Sewell & Associates, Inc., Houston, Texas, and by Source Energy Corp., San Diego, California. These estimates are included herein in reliance on the authority of such person and firm as experts in such matters.

Where You Can Find More Information

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room

100 F Street N.E.

Washington, DC 20549

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

Incorporation Of Certain Documents By Reference

This prospectus supplement is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement and accompanying prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. The following documents were filed with the SEC pursuant to the Exchange Act and are incorporated by reference and made a part of this prospectus supplement (other than information furnished and not filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012.

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2012, filed with the SEC on May 15, 2012.

•	Our Current Reports on Form 8-K filed with the SEC on April 3, 2012, May 1, 2012, May 14, 2012, and May 18, 2012.

•	Our Definitive Proxy Statement for our 2012 Annual Meeting of Shareholders, filed with the SEC on May 2, 2012.

•

All reports and other documents subsequently field by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering.

•	A description of our common stock contained in the accompanying prospectus.

Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon oral or written request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this prospectus supplement incorporates). Written or telephone requests should be directed to: Royale Energy, Inc., 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108. Our telephone number is 619-881-2800. Our website address is www.royl.com.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different or additional information. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of those documents.

PROSPECTUS

$100,000,000.00

COMMON STOCK PREFERRED STOCK WARRANTS DEBT SECURITIES	RIGHTS PURCHASE CONTRACTS UNITS

We may from time to time offer and sell any combination of common stock, preferred stock, convertible preferred stock, warrants, debt securities, rights, purchase contracts or units as described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to one or more purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the Nasdaq Capital Market under the symbol “ROYL.”

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under Risk Factors, page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS FEBRUARY 14, 2012

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this prospectus and the information incorporated by reference into this prospectus that are not historical factual statements are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended; Section 27A of the Securities Act of 1933, as amended; and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect our results include, but are not limited to, those referred to under the heading “Risk Factors” above. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made.

About This Prospectus

The following summary highlights information contained in this prospectus or incorporated by reference. While we have included what we believe to be the most important information about us and this offering, the following summary may not contain all the information that may be important to you. For a complete understanding of our business and this offering, you should read this entire prospectus carefully, including the risks of investing discussed under Risk Factors. Page 1, and the information to which we refer you and the information incorporated into this prospectus by reference. Unless the context requires otherwise, in this prospectus the terms “Royale,” “we,” “us” and “our” refer to Royale Energy, Inc., a California corporation.

Royale Energy

We are an independent oil and natural gas producer. We produce and sell natural gas, acquire oil and gas lease interests and proved reserves, drill both exploratory and development wells, and sell fractional working interests in wells we intend to drill or participate in drilling. We own wells and leases located mainly in the Sacramento Basin and San Joaquin Basin in California. Our principal executive office is located at 7676 Hazard Center Drive, 15th Floor, San Diego, California 92108 (telephone 619-881-2800).

Risk Factors

Please carefully consider the following risk factors before deciding to invest in our common stock.

We Depend on Market Conditions and Prices in the Oil and Gas Industry.

Our success depends heavily upon our ability to market oil and gas production at favorable prices. In recent decades, there have been both periods of worldwide overproduction and underproduction of hydrocarbons and periods of increased and relaxed energy conservation efforts. As a result the world has experienced periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a domestic basis; these periods have been followed by periods of short supply of, and increased demand for, crude oil and, to a lesser extent, natural gas. The excess or short supply of oil and gas has placed pressures on prices and has resulted in dramatic price fluctuations.

Natural gas demand and the prices paid for gas are seasonal. The fluctuations in gas prices and possible new regulations create uncertainty about whether we can continue to produce gas for a profit.

Prices for oil and natural gas affect the amount of cash flow available for capital expenditures and our ability to borrow and raise additional capital. Lower prices may also reduce the amount of oil and natural gas that we can economically produce. Any substantial and extended decline in the price of oil or natural gas would decrease our cash flows, as well as the carrying value of our proved reserves, our borrowing capacity and our ability to obtain additional capital.

Variance in Estimates of Oil and Gas Reserves could be Material.

The process of estimating oil and gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. As a result, such estimates are inherently imprecise. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those estimated in reserve reports that we periodically obtain from independent reserve engineers.

You should not construe the standardized measure of proved reserves contained in our annual report as the current market value of the estimated proved reserves of oil and gas attributable to our properties. In accordance with Securities and Exchange Commission requirements, we have based the standardized measure of future net cash flows from the standardized measure of proved reserves on the average price during the 12-month period before the ending date of the period covered by the report, whereas actual future prices and costs may vary significantly. The following factors may also affect actual future net cash flows:

•	the timing of both production and related expenses;

•	changes in consumption levels; and

•	governmental regulations or taxation.

In addition, the calculation of the standardized measure of the future net cash flows using a 10% discount as required by the Securities and Exchange Commission is not necessarily the most appropriate discount rate based on interest rates in effect from time to time and risks associated with our reserves or the oil and gas industry in general. Furthermore, we may need to revise our reserves downward or upward based upon actual production, results of future development, supply and demand for oil and gas, prevailing oil and gas prices and other factors.

Any significant variance in these assumptions could materially affect the estimated quantities and present value of our reserves. In addition, our standardized measure of proved reserves may be revised downward or upward, based upon production history, results of future exploration and development, prevailing oil and gas prices and other factors, many of which are beyond our control. Actual production, revenues, taxes, development expenditures and operating expenses with respect to our reserves will likely vary from the estimates used, and such variances may be material.

Future Acquisitions and Development Activities May Not Result in Additional Proved Reserves, and We May Not be Able to Drill Productive Wells at Acceptable Costs.

In general, the volume of production from oil and gas properties declines as reserves are depleted. Except to the extent that we acquire properties containing proved reserves or conduct successful development and exploration activities, or both, our proved reserves will decline as reserves are produced. Our future oil and gas production is, therefore, highly dependent upon our ability to find or acquire additional reserves.

The business of acquiring, enhancing or developing reserves is capital intensive. We require cash flow from operations as well as outside investments to fund our acquisition and development activities. If our cash flow from operations is reduced and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of oil and gas reserves would be impaired.

The Oil and Gas Industry has Mechanical and Environmental Risks.

Oil and gas drilling and production activities are subject to numerous risks. These risks include the risk that no commercially productive oil or gas reservoirs will be encountered, that operations may be curtailed, delayed or canceled, and that title problems, weather conditions, compliance with governmental requirements, mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment may limit our ability to develop, produce or market our reserves. New wells we drill may not be productive and we may not recover all or any portion of our investment in the well. Drilling for oil and gas may involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. In addition, our properties may be susceptible to hydrocarbon drainage from production by other operators on adjacent properties.

Industry operating risks include the risks of fire, explosions, blow outs, pipe failure, abnormally pressured formations and environmental hazards, such as oil spills, natural gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean up responsibilities, regulatory investigation and penalties and suspension of operations. In accordance with customary industry practice, we maintain insurance for these kinds of risks, but we cannot be sure that our level of insurance will cover all losses in the event of a drilling or production catastrophe. Insurance is not available for all operational risks, such as risks that we will drill a dry hole, fail in an attempt to complete a well or have problems maintaining production from existing wells.

Drilling is a Speculative Activity Even With Newer Technology.

Assessing drilling prospects is uncertain and risky for many reasons. We have grown in the past several years by using 3-D seismic technology to acquire and develop exploratory projects in northern California, as well as by acquiring producing properties for further development. The successful acquisition of such properties depends on our ability to assess recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors.

Nevertheless, exploratory drilling remains a speculative activity. Even when fully utilized and properly interpreted, 3-D seismic data and other advanced technologies assist geoscientists in identifying subsurface structures but do not enable the interpreter to know whether hydrocarbons are in fact present. In addition, 3-D seismic and other advanced technologies require greater pre-drilling expenditures than traditional drilling strategies, and we could incur losses as a result of these costs.

Therefore, our assessment of drilling prospects are necessarily inexact and their accuracy inherently uncertain. In connection with such an assessment, we perform a review of the subject properties that we believe to be generally consistent with industry practices. Such a review, however, will not reveal all existing or potential problems, nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities.

Breaches of Contract by Sellers of Properties Could Adversely Affect Operations.

In most cases, we are not entitled to contractual indemnification for pre closing liabilities, including environmental liabilities, and we generally acquire interests in the properties on an “as is” basis with limited remedies for breaches of representations and warranties. In those circumstances in which we have contractual indemnification rights for pre-closing liabilities, the seller may not fulfill those obligations and leave us with the costs.

We May Not be Able to Acquire Producing Oil and Gas Properties Which Contain Economically Recoverable Reserves.

Competition for producing oil and gas properties is intense and many of our competitors have substantially greater financial and other resources than we do. Acquisitions of producing oil and gas properties may be at prices that are too high to be acceptable.

We Require Substantial Capital for Exploration and Development.

We make substantial capital expenditures for our exploration and development projects. We will finance these capital expenditures with cash flow from operations and sales of direct working interests to third party investors. We will need additional financing in the future to fund our developmental and exploration activities. Additional financing that may be required may not be available or continue to be available to us. If additional capital resources are not available to us, our developmental and other activities may be curtailed, which would harm our business, financial condition and results of operations.

Profit Depends on the Marketability of Production.

The marketability of our natural gas production depends in part upon the availability, proximity and capacity of natural gas gathering systems, pipelines and processing facilities. Most of our natural gas is delivered through natural gas gathering systems and natural gas pipelines that we do not own. Federal, state and local regulation of oil and gas production and transportation, tax and energy policies, and/or changes in supply and demand and general economic conditions could adversely affect our ability to produce and market its oil and gas. Any dramatic change in market factors could have a material adverse effect on our financial condition and results of operations.

We Depend on Key Personnel.

Our business will depend on the continued services of our co-presidents and co-chief executive officers, Donald H. Hosmer and Stephen M. Hosmer. Stephen Hosmer is also the chief financial officer. We do not have employment agreements with either Donald or Stephen Hosmer. The loss of the services of either of these individuals would be particularly detrimental to us because of their background and experience in the oil and gas industry.

The Hosmer Family Exerts Significant Influence Over Stockholder Matters.

The control positions held by members of the Hosmer family may discourage others from making bids to buy Royale Energy or change its management without their consent. Donald H. Hosmer is the co-president of the company. Stephen M. Hosmer is the co-president and chief financial officer. Harry E. Hosmer is the chairman of the board. Together, they make up three of the seven members of our board of directors. At December 1, 2011, these individuals owned or controlled the following amounts of Royale Energy common stock, including shares they had the right to acquire on the exercise of outstanding stock options:

Name	Number of Shares(1)	Percent(2),(3)
Donald H. Hosmer	987,159	9.03%
Stephen M. Hosmer(4)	1,289,169	11.81%
Harry E. Hosmer	704,626	6.46%
Total	2,965,954	27.30%

(5)	Includes the following options to purchase shares of stock: Donald H. Hosmer – 95,000, Stephen M. Hosmer – 80,000, and Harry E. Hosmer – 80,000.
(6)	Based on total of 10,834,123 outstanding shares on February 14, 2012.
(7)	Calculated pursuant to Rule 13d-3 of the Securities and Exchange Commission.
(8)	Includes 24,000 shares of stock owned by the minor children of Stephen M. Hosmer. Mr. Hosmer disclaims beneficial ownership of the shares owned by his children.

The amounts of stock owned by Hosmer family members make it quite likely that they could control the outcome of any contested vote of the stockholders on matters related to management of the corporation.

The Oil and Gas Industry is Highly Competitive.

The oil and gas industry is highly competitive in all its phases. Competition is particularly intense with respect to the acquisition of desirable producing properties, the acquisition of oil and gas prospects suitable for enhanced production efforts, and the hiring of experienced personnel. Our competitors in oil and gas acquisition, development, and production include the major oil companies in addition to numerous independent oil and gas companies, individual proprietors and drilling programs.

Many of our competitors possess and employ financial and personnel resources far greater than those which are available to us. They may be able to pay more for desirable producing properties and prospects and to define, evaluate, bid for, and purchase a greater number of producing properties and prospects than we can. We must compete against these larger companies for suitable producing properties and prospects, to generate future oil and gas reserves.

Governmental Regulations Can Hinder Production.

Domestic oil and gas exploration, production and sales are extensively regulated at both the federal and state levels. Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. Also, numerous departments and agencies, both federal and state, have legal authority to issue, and have issued, rules and regulations affecting the oil and gas industry which often are difficult and costly to comply with and which carry substantial penalties for noncompliance. State statutes and regulations require permits for drilling operations, drilling bonds, and reports concerning operations. Most states where we operate also have statutes and regulations governing conservation matters, including the unitization or pooling of properties. Our operations are also subject to numerous laws and regulations governing plugging and abandonment, discharging materials into the environment or otherwise relating to environmental protection. The heavy regulatory burden on the oil and gas industry increases its costs of doing business and consequently affects its profitability.

Changes in the laws, rules or regulations, or the interpretation thereof, could have a materially adverse effect on our financial condition or results of operation.

Minority or Royalty Interest Purchases Do Not Allow Us to Control Production Completely.

We sometimes acquire less than the controlling working interest in oil and gas properties. In such cases, it is likely that these properties would not be operated by us. When we do not have controlling interest, the operator or the other co-owners might take actions we do not agree with and possibly increase costs or reduce production income in ways we do not agree with.

Environmental Regulations Can Hinder Production.

Oil and gas activities can result in liability under federal, state and local environmental regulations for activities involving, among other things, water pollution and hazardous waste transport, storage, and disposal. Such liability can attach not only to the operator of record of the well, but also to other parties that may be deemed to be current or prior operators or owners of the wells or the equipment involved. We have inspections performed on our properties to assure environmental law compliance, but inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken.

Ratio Of Earnings To Fixed Charges

Our ratio of earnings to fixed charges for the periods indicated were:

	Nine Months Ended September 30, 2011	Fiscal Year Ended December 31,
		2010	2009	2008	2007	2006
Ratio of earnings to fixed charges(1)	0.07	44.21	—	—	—	—
Coverage deficiency (in thousands)(2)			$(3,147)	$(14,363)	$(3,885)	$(3,189)

(1)	In computing the ratio of earnings to fixed charges: (i) earnings were calculated from income from continuing operations, before income taxes and fixed charges; and (ii) fixed charges were computed from interest expense and the estimated interest included in rental expense.
(2)	In 2009, 2008, 2007 and 2006, our earnings were inadequate to cover fixed charges We have set forth the amount of the coverage deficiency for each of the periods presented.

We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because our single outstanding class of Series AA preferred stock does not have the right to receive dividends except to the extent that dividends are declared on our common stock.

Use Of Proceeds

We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including, without limitation, for capital expenditures, making acquisitions of assets, businesses or securities and for working capital. When a particular series of securities is offered, we will describe our intended use of the net proceeds of the offering in the applicable prospectus supplement. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

Plan Of Distribution

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to a limited number of purchasers or to one purchaser. The applicable prospectus supplement with respect to the offered securities will set forth the name or names of any underwriters or agents, if any, the purchase price of the offered securities and the proceeds to us from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any compensation paid to a placement agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Notwithstanding the above, the maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than 8% in connection with the sale of any securities offered by means of this prospectus or any related prospectus supplement, exclusive of any non-accountable expense allowance. Any securities issued by us to any FINRA member or independent broker-dealer in connection with an offering of our securities will be considered underwriting compensation and may be restricted from sale, transfer, assignment, or hypothecation for a number of months following the effective date of the offering, except to officers or partners (not directors) of any underwriter or member of a selling group and/or their officers or partners.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to resell the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

If we utilize an underwriter or dealer in the sale of the securities being offered by this prospectus, the underwriter and any participating dealers must comply with the rule of the Financial Industry Regulatory Authority (“FINRA”) which prohibit persons associated with a FINRA member from participating in any manner in any public offering of securities in which the underwriting or other terms or arrangements in connection with or relating to the distribution of the securities, or the terms and conditions related thereto, are unreasonable.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Description Of Common Stock

We are authorized to issue 20 million shares of common stock, no par value per share. As of September 30, 2011, 10,762,099 shares of our common stock were outstanding, excluding 750,000 shares issuable upon exercise of options by our officers and directors. All outstanding shares of common are fully paid and not subject to further calls or assessments.

Each shareholder of the common stock is entitled to one vote for each share of common stock held on all matters to be voted on by shareholders. In the election of directors, no shareholder shall be entitled to cumulate votes (             i.e., case for any one or more candidates a number of votes greater than the number of shares) unless a shareholder has given notice of the intention to cumulate votes prior to the commencement of voting. If any shareholder has given notice of the intention to cumulate votes, then each shareholder has the right to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of directors to be elected multiplied by the number of shares held by the shareholder, or distributing such number of votes among as many candidates as the shareholder sees fit. Shareholders have no preemptive rights or other rights to subscribe for additional shares. There are no conversion rights, redemption rights, or sinking fund provisions with respect to the common stock. Shareholders are entitled to receive dividends, when declared by its board of directors, out of funds legally available therefore, subject to the restrictions set forth in the California Corporations Code. If we were to liquidate, dissolve, or wind up, the holders of the common stock would be entitled to receive, pro rata , the net assets of the company remaining after we satisfied our obligations with our creditors and preferred stockholders. Under Article IV of our Articles of Incorporation, we have eliminated the potential liability for directors to us, and we are also required to indemnify our directors against any liability for monetary damages, to the extent allowed by California law.1

Description Of Preferred Stock

We are authorized to issue up to 10 million shares of preferred stock, no par value per share. Of that amount, currently 147,500 shares of Series AA Preferred Stock are authorized, of which 52,784 shares are outstanding. Under California law and the provisions of our Amended and Restated Articles of Incorporation, the board of directors is authorized to issue separate series of preferred stock and to designate the terms of the shares of preferred stock of each series. The board may designate series of preferred stock with differing rights and preferences, including:

•	The number of shares and title of each series;

[1]	The California Corporations Code allows corporations, including our company, to eliminate or limit the liability of directors for money damages except to the extent that the acts of the director are in bad faith, constitute intentional or reckless misconduct, result in an improper personal benefit, or amount to an abdication of the director’s duty. The Corporations Code provisions do not affect the availability of equitable remedies against directors nor change the standard of duty to which directors are held. Our Articles of Incorporation also provide that if California law is amended to provide additional indemnity or relief from liability to directors, such relief or indemnity shall automatically be applied for the benefit of our directors.

•

Dividends, if any, to be paid on shares of preferred stock, whether dividends are to be paid in cash, securities or other consideration, and the relation dividends on one series will bear to other series or classes of stock;

•	Whether the shares are redeemable at the option of the corporation or callable at the option of the shareholder;

•	Whether a series receives any preference over other shares or series upon liquidation of the corporation;

•	Restrictions on the issuance of additional shares of the same series or other series; and

•	Voting rights, if any, of the holders of the shares.

The authorized but unissued shares of preferred stock could have anti-takeover effects. Under certain circumstances, any or all of the preferred stock could be used as a method of discouraging, delaying or preventing a change in control of the Company. We have not adopted a share owner rights plan or other, similar anti-takeover measures.

Description Of Warrants

We may issue warrants for the purchase of debt securities, common stock or preferred stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, common stock, preferred stock or depository shares purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, common stock, preferred stock or depository shares will be separately transferable;

•	the price at which each share of debt securities, common stock, preferred stock or depository shares purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description Of Rights

We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. A copy of the applicable rights agreement will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	a discussion of certain United States federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Description Of Purchase Contracts

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our, or an unaffiliated entity’s, securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

Description Of Units

We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. When we issue units, we will provide the specific terms of the units in a prospectus supplement.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

Description Of Debt Securities

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued under an indenture between us and a trustee, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you. We will indicate in the applicable prospectus supplement any material variation from the terms described below.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities at their stated maturity or otherwise;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

•

if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

In addition, the indenture will not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depository, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under Global Debt Securities and Book-Entry System, below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository.

The depository has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depository for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depository for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depository for a global debt security, or its nominee, is the registered owner of that global debt security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depository for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depository will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depository with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on book-entry debt securities to the depository or its nominee, as the case may be, as the registered holder of the related global debt security. Our company, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depository, upon receipt of any payment of principal of or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depository is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depository shall instruct the trustee. We expect that such instructions will be based upon directions received by the depository from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depository and the depository’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, and may not permit any person to merge into, or convey, transfer or lease the properties and assets substantially as an entirety to us, unless:

•

the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or passage of time, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

Unless otherwise provided in the establishing board resolution, supplemental indenture or officer’s certificate, event of default means, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•

default in the payment of any debt (including debt securities of any other series) when it becomes due aggregating $150,000, or more, and such debt is not discharged or acceleration is not rescinded or annulled within ten days after written notice to us by the holders of such debt in the manner provided in the applicable debt instrument;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as indicated above and as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such declaration and its consequences if all events of default with respect to debt securities of that series, other than the non-payment of principal that has become due and payable solely as a result of such declaration of acceleration, have been cured or waived as provided in the indenture, and we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest on all debt securities of that series;

•	the principal of any debt securities of that series which have become due otherwise than by such declaration of acceleration, and interest thereon;

•	interest upon any overdue principal and interest, to the extent payment thereof is lawful; and

•	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request within 60 days of receipt of such notice, and the trustee has failed to institute the proceeding within such 60 day period.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	change the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities, to institute suit for the enforcement of any such payment and to waivers or amendments, and provisions with respect to determining the currency exchange rate for certain amounts specified in the indenture in U.S. dollars; or

•	waive a redemption payment with respect to any debt security or change any provisions with respect to the redemption of any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, including any mandatory sinking fund or analogous payments and interest on debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal and interest on and any mandatory sinking fund in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel confirming that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•

direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Experts

Accounting Matters

Our financial statements as of December 31, 2010 and 2009, and for the years then ended, have been audited by Padgett, Stratemann & Co., L.L.P., independent public accountants, as indicated in their report contained in our Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus and our registration statement on Form S-3.

Engineering Matters

Information related to the estimated proved reserves attributable to certain oil and gas properties of Royale Energy as of December 31, 2010, and estimates of future net cash flows and present value of the reserves have been incorporated by reference to Royale Energy’s Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated herein by reference, in reliance on the reserve reports, prepared by Netherland, Sewell & Associates, Inc., and Source Energy, LLC, registered independent petroleum engineers, whose reports were submitted to us on February 18, 2011, and February 23, 2011, respectively.

Legal Matters

The validity of the common shares offered pursuant to this prospectus will be passed on by Strasburger & Price, L.L.P., San Antonio, Texas.

Information Incorporated By Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We incorporate by reference the documents listed below (SEC file No. 0-22750) and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all shares offered by this Prospectus or until this offering is otherwise completed:

•	Our Annual Report on Form 10-K/A for the year ended December 31, 2010, filed with the SEC on March 11, 2011.

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2011, filed with the SEC on May 6, 2011.

•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2011, filed with the SEC on July 29, 2011.

•	Our Quarterly Report on Form 10-Q for the period ended September 30, 2011, filed with the SEC on November 4, 2011.

•	The Current Report on Form 8-K filed with the SEC on March 9, 2011.

•	Our Definitive Proxy Statement for our 2011 Annual Meeting of Shareholders, filed with the SEC on May 13, 2011.

You may request free copies of these filings by writing or telephoning us at the following address:

Royale Energy, Inc.

7676 Hazard Centre Drive

Suite 1500

San Diego, CA 92108

619-881-2800

E-mail: www.royl.com

We file annual, quarterly and period reports, proxy statements and other information with the Securities and Exchange Commission using the SEC’s EDGAR system. You can find our SEC filings on the SEC’s web site, www.sec.gov You may read and copy any materials that we file with the SEC at its Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Our common stock is listed on the NASDAQ Capital Market, under the symbol “ROYL,” and all reports, proxy statements and other information that we file with NASDAQ may be inspected at its offices at 1735 K Street N.W., Washington, D.C. 20006.

We furnish our shareholders with an annual report, which contains audited financial statements, and such other reports as we, from time to time, deem appropriate or as may be required by law. We use the calendar year as our fiscal year.

Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is inconsistent with information contained in this document or any document incorporated herein. This prospectus is not an offer to sell these securities in any state where the offer or sale of these securities is not permitted. The information in this prospectus is current as of the date it is mailed to security holders, and not necessarily as of any later date. If any material change occurs during the period that this prospectus is required to be delivered, this prospectus will be supplemented or amended.

Disclosure Of Commission Position On Indemnification

Under Article IV of our Articles of Incorporation, we have eliminated the potential liability of Directors to us, and we are also required to indemnify our Directors against any liability for monetary damages, to the extent allowed by California law. The California Corporations Code allows corporations, including Royale Energy, to eliminate or limit the liability of directors for monetary damages except to the extent that the acts of the director are in bad faith, constitute intentional or reckless misconduct, result in an improper personal benefit, or amount to an abdication of the directors’ duties. The Corporations Code provisions do not affect the availability of equitable remedies against directors nor change the standard of duty to which directors are held.

Our Articles of Incorporation also provide that if California law is amended to provide additional indemnity or relief from liability to directors, such relief or indemnity shall automatically be applied for the benefit of our Directors.

The Securities and Exchange Commission has stated that, in its opinion, indemnification of officers and directors for violations of federal securities laws is unenforceable and void as a matter of public policy.